UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

ARROW ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OUR 2017 ANNUAL MEETING AND PROXY STATEMENT	Thursday, May 11, 2017 at 9:00 a.m. MT The Ritz-Carlton 1881 Curtis Street Denver, Colorado 80202

March 29, 2017

Dear Shareholder:

You are invited to Arrow’s Annual Meeting on Thursday, May 11, 2017. The formal notice of the Annual Meeting and the Proxy Statement soliciting your vote at the Annual Meeting appear on the following pages.

The matters scheduled to be considered at the Annual Meeting are:

>    the election of the Board of Directors;

>    the ratification of the selection of the independent registered public accounting firm;

>    the holding of an advisory vote on executive compensation; and

>    the holding of an advisory vote to determine how often the Company’s shareholders will provide an advisory vote on executive compensation.

These matters are discussed more fully in the Proxy Statement.

Arrow’s Board of Directors recommends following its recommended vote on each proposal as being in the best interests of Arrow, and urges you to read the Proxy Statement carefully before you vote.

Under the rules adopted by the United States Securities and Exchange Commission, we are furnishing proxy materials to our shareholders online rather than mailing printed copies to each shareholder. Accordingly, you will not receive a printed copy of the proxy materials unless you request one. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice”) includes instructions on how to access and review the materials, and how to access your proxy card and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Please make sure you vote whether or not you plan to attend the Annual Meeting. You can cast your vote in person at the Annual Meeting, online by following the instructions on either the proxy card or the Notice, by telephone, or, if you received paper copies of our proxy materials, by mailing your proxy card in the postage-paid return envelope.

Sincerely yours,

Michael J. Long Chairman of the Board

WHEN:

Thursday, May 11, 2017
9:00 a.m. Mountain Time

WHERE:

The Ritz-Carlton
1881 Curtis Street
Denver, Colorado 80202

AGENDA:

1. Elect the Board of Directors for the ensuing year.

2. Ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

3. Hold an advisory vote on executive compensation.

4. Hold an advisory vote to determine how often the Company’s shareholders will provide an advisory vote on executive compensation.

5. Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 29, 2017

You are invited to Arrow’s Annual Meeting. Only shareholders of record at the close of business on March 13, 2017 are entitled to notice of and to vote at the Annual Meeting.

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card itself have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the annual meeting.

Shareholders may revoke a proxy (change or withdraw their votes) at any time prior to the Annual Meeting by following the instructions in the Proxy Statement.

If you wish to receive a printed copy of the proxy materials and Arrow’s 2016 Annual Report you must request a copy. The Notice has instructions on how to access and review our proxy materials online, as well as instructions for online voting.  You can obtain copies of the Arrow Annual Report and Proxy Statement by calling 1-800-579-1639, by sending an e-mail to investor@arrow.com, or by visiting the following website: www.arrow.com/annualreport2016.

Arrow’s 2016 Annual Report (which is not a part of the proxy soliciting material) and this Proxy Statement will be available through www.proxyvote.com on or about March 29, 2017, and at the Company’s website at www.arrow.com/annualreport2016.

By Order of the Board of Directors,

Gregory Tarpinian Secretary

ARROW ELECTRONICS, INC.
Annual Meeting of Shareholders
To Be Held May 11, 2017

ARROW ELECTRONICS, INC. 9201 East Dry Creek Road Centennial, CO 80112

PROXY STATEMENT

In Connection with the 2017 Annual Meeting

THE PURPOSE OF THIS STATEMENT

The Board of Directors of Arrow Electronics, Inc., a New York corporation (“Arrow” or the “Company”), is furnishing this Proxy Statement to shareholders of record to solicit proxies to be voted at the 2017 Annual Meeting. By returning a completed proxy card, or voting over the telephone or internet, you are giving instructions on how your shares are to be voted at the Annual Meeting. The Proxy Statement is available through www.proxyvote.com.

three years.

VOTING INSTRUCTIONS

Please vote your shares by telephone or online, or if you received printed copies of the proxy materials, complete, sign, and date your proxy card and return it promptly in the postage-paid return envelope provided. Whether or not you plan to attend the Annual Meeting, your prompt response will assure a quorum and reduce solicitation expenses.

If shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), such holder should receive instructions from the record shareholder that must be followed in order for such shares to be voted (including at the Annual Meeting). Internet and/or telephone voting will also be offered to shareholders owning shares through most banks and brokers.

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares “FOR” all of the nominees for director named in this Proxy Statement, “FOR” the ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm, “FOR” approval of the executive compensation as described in the Compensation Discussion and Analysis, and for “ONE YEAR” as the frequency for an advisory vote on executive compensation.

Invitation to the Annual Meeting

Shareholders of record at the close of business on March 13, 2017 are invited to attend the 2017 Annual Meeting on Thursday, May 11, 2017, beginning at 9:00 a.m. Mountain Time.

The Annual Meeting will be held at:

The Ritz-Carlton
1881 Curtis Street
Denver, Colorado 80202

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2017 ANNUAL
PROXY STATEMENT

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of Arrow’s common stock at the close of business on March 13, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 89,174,805 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The presence in person or by proxy of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum.

For those who hold shares as a participant in Arrow’s 401(k) Plan, the shareholder has the right to direct Vanguard Fiduciary Trust Company (the “Trustee”), who is the holder of record, how to vote the shares of common stock credited to the participant’s account at the Annual Meeting. If voting instructions for the shares of common stock in the 401(k) Plan are not received, those shares will be voted by the Trustee in the same proportions as the shares for which voting instructions were received from other participants in the 401(k) Plan. Voting (including any revocations) by 401(k) Plan participants will close at 11:59 p.m. Eastern Time on May 8, 2017. The Trustee will then vote all shares of common stock held in the 401(k) Plan by the established deadline. For all other shareholders, voting (including any revocations) will close at 11:59 p.m. Eastern Time on May 10, 2017.

REVOCATION OF PROXIES

The person giving a proxy may revoke it at any time prior to the time it is voted at the Annual Meeting by giving written notice to Arrow’s Secretary, Gregory Tarpinian, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, CO 80112. If the proxy was given by telephone or through the internet, it may be revoked in the same manner. You may also revoke your proxy by attending the Annual Meeting and voting in person. If your shares are held in “street name,” you must contact the record holder of the shares regarding how to revoke your proxy.

COST OF PROXY SOLICITATION

Arrow pays the cost of soliciting proxies. Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of approximately $20,000, plus expenses. Arrow will supply soliciting materials to the brokers and other nominees holding Arrow common stock in a timely manner so that the brokers and other nominees may send the material to each beneficial owner. Arrow will reimburse the brokers and other nominees for their expenses in so doing. In addition to this solicitation by mail, employees of the Company may solicit proxies in person or by telephone.

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2017 ANNUAL
PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	Election of Board of Directors of Arrow for the ensuing year	FOR Each Nominee

2	Ratification of appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2017	FOR

3	Advisory vote on executive compensation	FOR

4	Advisory vote on how often shareholders will provide an advisory vote on executive compensation	ONE YEAR

VOTING YOUR SHARES

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the annual meeting.

Arrow’s Board of Directors recommends the approval of the first three proposals and voting “one year” on the last proposal as being in the best interests of Arrow, and urges you to read the Proxy Statement carefully before you vote. Your vote is important regardless of the number of shares you own.

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2017 ANNUAL
PROXY STATEMENT

CERTAIN SHAREHOLDERS

HOLDERS OF MORE THAN 5% OF COMMON STOCK

The following Table sets forth certain information with respect to the only shareholders known to the Company to own beneficially more than 5% of the outstanding common stock of Arrow as of March 13, 2017.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Class
BlackRock Inc. (1)
55 East 52nd Street
New York, New York 10055	7,989,646	9.0%
The Vanguard Group (2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	7,232,058	8.1%
JPMorgan Chase & Co. (3)
270 Park Avenue
New York, New York 10017	6,737,548	7.6%
Wellington Management Group LLP (4)
280 Congress Street
Boston, Massachusetts 02210	5,654,153	6.3%
Boston Partners (5)
One Beacon Street - 30th Floor
Boston, Massachusetts 02108	5,512,438	6.2%

(1)

Based upon a Schedule 13G filed with the United States Securities and Exchange Commission (the “SEC”) on January 19, 2017, BlackRock Inc., a parent holding company, has sole voting power with respect to 7,303,347 shares and sole dispositive power with respect to all shares.

(2)

Based upon a Schedule 13G filed with the SEC on February 9, 2017, The Vanguard Group, a registered investment adviser, has shared voting power with respect to 16,287 shares, shared dispositive power with respect to 87,604 shares, sole dispositive power with respect to 7,144,454 shares, and sole voting power with respect to 73,597 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 48,817 shares as a result of it serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., another wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 63,567 shares as a result of it serving as an investment manager of Australian investment offerings.

(3)

Based upon a Schedule 13G filed with the SEC on January 18, 2017, JPMorgan Chase & Co., a parent holding company, has sole voting power with respect to 6,578,202 shares, shared dispositive power with respect to 80 shares, and sole dispositive power with respect to 6,737,468 shares.

(4)

Based upon a Schedule 13G filed with the SEC on February 9, 2017, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, each holding companies, have shared voting power with respect to 1,559,699 shares and shared dispositive power with respect to all shares. Wellington Management Company LLP, a registered investment adviser, has shared voting power with respect to 1,215,221 shares and shared dispositive power with respect to 5,268,050 shares. The shares reported are owned by clients of the following investment advisers: Wellington Management Company LLP; Wellington Management Canada LLC; Wellington Management Singapore Pte Ltd; Wellington Management Hong Kong Ltd; Wellington Management International Ltd; Wellington Management Japan Pte Ltd; and, Wellington Management Australia Pty Ltd (collectively, the "Wellington Investment Advisers"). Wellington Investment Advisers Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisers Holdings LLP is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP.

(5)

Based upon a Schedule 13G filed with the SEC on February 10, 2017, Boston Partners, a registered investment adviser, has sole voting power with respect to 4,282,460 shares and sole dispositive power with respect to all shares.

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2017 ANNUAL
PROXY STATEMENT

SHAREHOLDINGS OF EXECUTIVE OFFICERS AND DIRECTORS

The following Table shows, as of March 13, 2017, the beneficial ownership of the Company’s common stock for each director, each of the “Named Executive Officers” (the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company, referred to as the “NEOs”), and other executive officers who file Section 16(a) reports.

Shares of Common Stock Beneficially Owned
	Currently	Common	Acquirable	% of Outstanding
Name	Owned (1)	Stock Units (2)	within 60 Days	Common Stock
Michael J. Long	425,987	—	—	*
Christopher D. Stansbury	22,860	—	—	*
Andrew D. King	36,593	—	—	*
Gretchen K. Zech	41,472	—	—	*
Sean J. Kerins	56,360	—	—	*
Barry W. Perry	—	54,996	—	*
Philip K. Asherman	—	25,325	—	*
Gail E. Hamilton	2,405	23,136	—	*
John N. Hanson	9,205	46,561	—	*
Richard S. Hill	2,405	28,994	—	*
M.F. (Fran) Keeth	—	34,437	—	*
Andrew C. Kerin	2,405	18,633	—	*
Stephen C. Patrick	—	44,607	—	*
Total Executive Officers’ and Directors’ Beneficial Ownership as a group (16 individuals)	752,888	276,689	—	1.2%

*Represents holdings of less than 1%.

(1)	Includes vested stock options granted under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”), as well as shares owned independently.

(2)	Includes common stock units deferred by non-management directors and restricted stock units granted under the Omnibus Incentive Plan.

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PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Each nominee for election as a member of the Board of Directors of Arrow (the “Board”) is to be elected to hold office until the next Annual Meeting.

All nominees identified below are current members of the Board. All have been recommended for re-election to the Board by the Corporate Governance Committee and approved and nominated for re-election by the Board. The Board does not anticipate that any of the nominees named below will be unable or unwilling to serve as a director. If any nominee should refuse or be unable to serve, the proxy will be voted for a person designated by the Board, or in lieu thereof, the Board may reduce the number of directors. In accordance with the Company’s bylaws, the nine nominees receiving a plurality of votes cast at the Annual Meeting will be elected directors, subject to the Director Resignation Policy described below.

An uncontested election of directors is no longer considered “routine” under the New York Stock Exchange rules. As a result, if a shareholder holds shares in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a shareholder does not give his or her broker or nominee specific instructions, the shareholder’s shares will not be voted on this proposal. If you vote to “abstain,” your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

BOARD MEMBERSHIP REQUIREMENTS

In accordance with the Company’s corporate governance guidelines, members of the Board should have the education, business experience, and insight necessary to understand the Company’s business. Members of the Board must be able to evaluate and oversee its direction and performance for the Company’s continued success. The directors should also possess such functional skills, corporate leadership, and international experience required to contribute to the development and expansion of the Board’s knowledge and capabilities. Moreover, the directors should have the willingness and ability to objectively and constructively appraise the performance of executive management and, when necessary, recommend appropriate changes. The Corporate Governance Committee has a thoughtful policy regarding diversity. Whenever the Corporate Governance Committee evaluates a potential candidate, it considers that individual in the context of the composition of the Board as a whole. The Board believes that its membership should reflect diversity in its broadest sense and, consistent with that philosophy, the Board does consider a candidate’s experience, education, gender, race, ethnicity, geographic location, and difference of viewpoint when evaluating his or her qualifications for election to the Board. Based on the nominee’s experience, attributes, and skills, which exemplify the sought-after characteristics described above, the Board has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

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2017 ANNUAL
PROXY STATEMENT

Barry W. Perry, 70 director since 1999

Mr. Perry has been the Lead Director of the Company since May 2011. He was Chief Executive Officer and Chairman of the Board of Engelhard Corporation, a surface and materials science company, for more than five years prior to his retirement in June 2006. Mr. Perry is currently a director of the Albemarle Corporation and Ashland Inc.

While he was Chief Executive Officer of Engelhard Corporation, Mr. Perry established the company’s vision and strategy, selected key management personnel, and evaluated the risks of participating in various markets. Further, his experience as a director of a number of public multinational companies provides him with the skills to objectively and accurately evaluate the financial performance and corporate strategies of a large company.

Philip K. Asherman, 66 director since 2010

Mr. Asherman has been President and Chief Executive Officer of Chicago Bridge & Iron Company (“CB&I”) since 2006. He served as an Executive Vice President and Chief Marketing Officer of CB&I from 2001 to 2006 and Managing Director of CB&I from 2002 to 2006. Prior thereto, Mr. Asherman served in various executive positions with Fluor Corporation and its operating subsidiaries. He has more than 35 years of experience in the engineering and construction industry in a variety of project management, operations management, and sales and marketing roles.

Mr. Asherman has also had a number of expatriate assignments in Asia Pacific, Europe, and South America. He serves as a director of CB&I, CB&I N.V., and the Fletcher School at Tufts University, and is a member of the board of the National Safety Council. He has been chosen to serve as a director of the Company because of his service as Chief Executive Officer of a multinational public company and his knowledge of international business. Mr. Asherman is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

Gail E. Hamilton, 67 director since 2008

Ms. Hamilton was Executive Vice President of Symantec Corporation, an infrastructure software and services provider, from March 2000 to January 2005. Previously, she served as the General Manager of the Communications Division of Compaq Computer Corporation and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is currently a director of OpenText Corporation, Ixia, and Westmoreland Coal Company.

Ms. Hamilton was responsible for designing, manufacturing, and selling electronic systems for more than 20 years. While at Symantec, Ms. Hamilton oversaw the operations of the enterprise and consumer business. In that role, she was responsible for business planning and helped steer the company through an aggressive acquisition strategy. The Board believes Ms. Hamilton’s experience at Symantec, a leading software company, makes her particularly valuable in providing guidance to Arrow’s Enterprise Computing Solutions business with regard to its direction and strategy.

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2017 ANNUAL
PROXY STATEMENT

John N. Hanson, 75 director since 1997

Mr. Hanson has been the non-executive Chairman of the Board of Joy Global Inc. (formerly known as Harnischfeger Industries, Inc.), a manufacturer of mining equipment for both underground and surface applications, since February 2007. He was Chairman, Chief Executive Officer, and President of Joy Global Inc. for more than five years prior thereto. He is Chairman of the American Coal Foundation.

Immediately upon his appointment in 1999 as Chief Executive Officer of Harnischfeger Industries, Inc., Mr. Hanson provided the required guidance to lead it through its Chapter 11 bankruptcy reorganization. In so doing, the company became a more efficient and profitable organization. During this process, Mr. Hanson was responsible for leading that company’s direction by developing and implementing a long-term strategy and assessing risks and opportunities. Mr. Hanson has run multiple businesses throughout his career, several of which used distribution as their principal source of products and services. He has served as a director of seven different companies over his career. The Board believes that these skills and experiences make Mr. Hanson a valuable member of the Board.

Richard S. Hill, 65 director since 2006

Mr. Hill was Chief Executive Officer and Chairman of the Board of Novellus Systems, Inc., a maker of devices used in the manufacture of advanced integrated circuits, from 2006 until it was acquired by Lam Research Corporation in June 2012. He is currently the Chairman of the Board of Marvell Technology Group Ltd. He is also the Chairman of the Board of Tessera Technologies, Inc. and served as its interim Chief Executive Officer from April 15, 2013 until May 29, 2013. Mr. Hill is the lead director of Cabot Microelectronics Corporation and a director of Autodesk, Inc. Mr. Hill is a director of Yahoo! Inc., but has indicated that he will resign from his board position upon the closing of the acquisition of Yahoo! Inc. by Verizon Communications Inc. Within the past five years, Mr. Hill served as a director of Planar Systems, Inc. and LSI Corporation, and as Chair and executive committee member of the University of Illinois Foundation.

Mr. Hill has had a broad base of experience as the Chief Executive Officer of Novellus. In that role, he set the strategy by evaluating market risks to determine the ultimate direction of that company. Novellus was in the business of developing, manufacturing, and selling equipment used in the fabrication of integrated circuits. As a result, Mr. Hill has a thorough understanding of the semiconductor market in which Arrow operates. He has experience in the international marketplace as a result of serving on a number of boards for companies with global operations.

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2017 ANNUAL
PROXY STATEMENT

M.F. (Fran) Keeth, 70 director since 2004

Mrs. Keeth was Executive Vice President of Royal Dutch Shell plc and Chief Executive Officer and President of Shell Chemicals Limited, a services company responsible for Royal Dutch Shell’s global petrochemical businesses, from January 2005 to December 2006. She served as Executive Vice President of Customer Fulfillment and Product Business Units for Shell Chemicals Limited from 2001 to 2006 and was President and Chief Executive Officer of Shell Chemical LP, a U.S. petrochemical member of the Royal Dutch/ShellGroup, from July 2001 to July 2006. Mrs. Keeth also serves as the lead director of Verizon Communications Inc. Within the past five years, she has served as a director of Peabody Energy Corporation.

Mrs. Keeth’s knowledge and expertise helped guide the direction, culture, and operational excellence of Shell Chemicals Limited. She held a number of senior financial positions, including Principal Accounting Officer and Controller. As a result of this experience and associated expertise, Mrs. Keeth is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K. In addition to her extensive financial expertise, Mrs. Keeth brings to the Board executive leadership experience as a chief executive officer and a global business perspective from her service as an executive officer of a large multinational company and her service on other public company boards.

Andrew C. Kerin, 53 director since 2010

Mr. Kerin served as Chief Executive Officer and a director of The Brickman Group, Ltd. from May 2012 until July 2016. Prior to that, he was Executive Vice President, Aramark Corporation and Group President, Global Food, Hospitality and Facility Services, Aramark Corporation from June 2009 until March 2012. He served as Executive Vice President, Aramark Corporation and Group President, North America Food, from 2006 to 2009. In 2004, Mr. Kerin was elected as an executive officer of Aramark Corporation as Senior Vice President and served as President, Aramark Healthcare and Education. Prior thereto, starting in 1995, Mr. Kerin served in a number of management roles within Aramark Corporation. Under his leadership were all of Aramark’s food, hospitality, and facilities businesses, including the management of professional services in healthcare institutions, universities, schools, business locations, entertainment and sports venues, correctional facilities, and hospitality venues.

The Board believes that Mr. Kerin’s extensive experience in the service industry makes him particularly valuable in providing guidance to the Company as it continues to build its services businesses. He is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

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2017 ANNUAL
PROXY STATEMENT

Michael J. Long, 58 director since 2008

Mr. Long was appointed Chief Executive Officer of Arrow in May 2009 and Chairman of the Board effective January 2010. He was appointed President (and currently holds this position) and Chief Operating Officer of Arrow in February 2008. He served as Senior Vice President of the Company from January 2006 to February 2008, and, prior thereto, he served as Vice President of the Company for more than five years. He was appointed President, Arrow Global Components in September 2006. Mr. Long served as President, North America and Asia/Pacific Components from January 2006 until September 2006; President, North America from May 2005 to December 2005; and President and Chief Operating Officer of Arrow Enterprise Computing Solutions from 1999 to 2005. Mr. Long also serves as a director of AmerisourceBergen Corporation and is on the Board of Trustees of the Denver Zoo.

As a result of his numerous years in leadership roles at the Company and in the distribution industry, Mr. Long understands the competitive nature of the business and has an in-depth knowledge of the Company, a strong management background, and broad executive experience.

Stephen C. Patrick, 67 director since 2003

Mr. Patrick was Vice Chairman of Colgate-Palmolive Company, a global consumer products company, from January 2011 until his retirement in March 2011. Prior thereto, he served as the Chief Financial Officer of Colgate-Palmolive for approximately 14 years. In his more than 25 years at Colgate-Palmolive, he held positions as Vice President, Corporate Controller, and Vice President of Finance for Colgate Latin America.

Mr. Patrick’s experience and education make him an expert in financial matters. As the Chief Financial Officer of a successful public company, Mr. Patrick was responsible for assuring that all day-to-day financial transactions were accurately recorded, processed, and reported in all public filings. All of this requires a thorough understanding of finance, treasury, and risk management functions. In addition to his extensive financial expertise, Mr. Patrick brings to the Board executive leadership experience as a chief financial officer of a large multinational company. Mr. Patrick is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

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2017 ANNUAL
PROXY STATEMENT

DIRECTOR RESIGNATION POLICY

The Board has adopted a Director Resignation Policy, which provides that any director nominee that receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender a letter of resignation to the Board within five days of the certification of the shareholder vote. The Corporate Governance Committee must then consider whether to accept the director’s resignation and make a recommendation to the Board as to acceptance or rejection. The Board will then consider the resignation and, within 90 days following the date of the shareholders’ meeting at which the election occurred, shall publicly disclose its decision. A director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation. The Director Resignation Policy can be found at the “Leadership & Governance” sublink of investor.arrow.com.

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2017 ANNUAL
PROXY STATEMENT

THE BOARD AND ITS COMMITTEES

The Board meets in general sessions with the Chairman of the Board presiding, in meetings limited to non-management directors (which are led by the Lead Director), and in various committees. Committee meetings are open to all members of the Board.

Committee memberships and chair assignments are reviewed annually by the Corporate Governance Committee, which makes appointment and chair recommendations to the Board.

The Table below reflects committee memberships for calendar year 2016.

Committee
Name	Independent	Audit	Compensation	Corporate Governance
Barry W. Perry	X		M
Philip K. Asherman	X	M	M
Gail E. Hamilton	X			C
John N. Hanson	X		C
Richard S. Hill	X		M	M
M.F. (Fran) Keeth	X	C
Andrew C. Kerin	X	M		M
Michael J. Long
Stephen C. Patrick	X	M		M
C = Chair M = Member

LEAD DIRECTOR

In accordance with the Company’s corporate governance guidelines, the Board appointed Mr. Perry to serve as the Lead Director. The Lead Director chairs Board meetings when the Chairman is not present. He also chairs the sessions of the non-management directors held in connection with each regularly scheduled Board meeting. The Lead Director serves as a liaison between the Chairman and the independent, non-management directors, and reviews and approves Board agendas and meeting schedules. The Lead Director has the authority to call meetings of the non-management directors.

CHIEF EXECUTIVE OFFICER AND CHAIRMAN POSITIONS

The Company’s Chief Executive Officer currently serves as Chairman of the Board. In his position as Chief Executive Officer, Mr. Long has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman, he sets the strategic priorities for the Board, presides over its meetings, and communicates its findings and guidance to management. The Board believes that the combination of these two roles is the most appropriate structure for the Company at this time because: (i) this structure provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy; (ii) it unifies the Company’s strategy behind a single vision; (iii) the Chief Executive Officer is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman,

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PROXY STATEMENT

is able to facilitate the Board’s oversight of such risks; (iv) the structure has a long-standing history of serving the Company’s shareholders well through many economic cycles, business challenges, and succession of multiple leaders; (v) the Company’s current corporate governance processes, including those set forth in the various Board committee charters and corporate governance guidelines, preserve and foster independent communication amongst non-management directors as well as independent evaluations of and discussions with the Company’s senior management, including the Company’s Chief Executive Officer; and (vi) the role of the Lead Director, which fosters better communication among non‑management directors, fortifies the Company’s corporate governance practices, making the separation of the positions of Chairman of the Board and Chief Executive Officer unnecessary at this time.

COMMITTEES

Each of the committees of the Board operates under a charter, copies of which are available at the “Leadership & Governance” sublink of investor.arrow.com. As a matter of practice, the Board determined that a director that acts as a chair for a committee will not serve as a member of any other committee.

Audit Committee

Members	The Audit Committee Responsibilities
M.F. (Fran) Keeth, Chair Philip K. Asherman Andrew C. Kerin Stephen C. Patrick

>    reviews and evaluates Arrow’s financial reporting process and other matters including its accounting policies, reporting practices, and internal accounting controls

>    monitors the scope and reviews the results of the audit conducted by Arrow’s independent registered public accounting firm

>    reviews the following with the Corporate Audit Department (which reports to the Audit Committee) and management:

>    the scope of the annual corporate audit plan;

>    the results of the audits carried out by the Corporate Audit Department, including its assessments of the adequacy and effectiveness of disclosure controls and procedures, and internal control over financial reporting; and

>    the sufficiency of the Corporate Audit Department’s resources

The Board has determined that Mrs. Keeth and Messrs. Asherman, Kerin, and Patrick are qualified as “audit committee financial experts,” as the term is defined in Item 407(d) of Regulation S-K.

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Compensation Committee

Members	The Compensation Committee Responsibilities
John N. Hanson, Chair Barry W. Perry Philip K. Asherman Richard S. Hill

>    develops and reviews Arrow’s executive compensation philosophy

>    implements compensation philosophy through compensation programs and plans to further Arrow’s strategy, drive long-term profit growth, and increase shareholder value

>    reviews and approves the corporate goals and objectives relevant to executive compensation

>    subject to review and ratification by all non-management Board members, reviews and approves the base salary, annual cash incentives, performance and stock-based awards, retirement, and other benefits for the Company’s principal executives

>    reviews the performance of each of the NEOs and the Company as a whole

In 2016, the Compensation Committee directly engaged Pearl Meyer & Partners as a consultant to examine and report exclusively to the Compensation Committee on best practices in the alignment of compensation programs for the Chief Executive Officer and other members of senior management by providing competitive benchmarking data, analyses, and recommendations with regard to plan design and target compensation. Pearl Meyer & Partners does not provide any other services to the Company. These services to the Compensation Committee have not raised any conflicts of interest.

Corporate Governance Committee

Members	The Corporate Governance Committee Responsibilities
Gail E. Hamilton, Chair Richard S. Hill Andrew C. Kerin Stephen C. Patrick

>    develops the corporate governance guidelines for Arrow

>    makes recommendations with respect to committee assignments and other governance issues

>    evaluates each Board member before recommending him or her to the full Board as nominees for re-election

>    reviews and makes recommendations to the Board regarding the compensation of non-management directors

>    identifies and recommends new candidates for nomination to fill existing or expected director vacancies

The Corporate Governance Committee considers shareholder recommendations of nominees for membership on the Board as well as those recommended by current directors, Company officers, employees, and others. Such recommendations may be submitted to Arrow’s Secretary, Gregory Tarpinian, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, CO 80112, who will forward them to the Corporate Governance Committee. Possible candidates suggested by shareholders are evaluated by the Corporate Governance Committee in the same manner as other possible candidates.

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The Corporate Governance Committee retains the services of a third-party executive recruitment firm to assist its members in the identification and evaluation of potential nominees for the Board. The Corporate Governance Committee’s initial review of a potential candidate is typically based on any written materials provided to it. The committee then determines whether to interview the nominee. If warranted, the Corporate Governance Committee, the Chairman of the Board and Chief Executive Officer, the Lead Director, and others, as appropriate, interview the potential nominees.

The Corporate Governance Committee’s expectations as to the specific qualities and skills required for directors, including those nominated by shareholders, are set forth in Section 4 of Arrow’s Corporate Governance Guidelines (available at the “Leadership & Governance” sublink of investor.arrow.com).

ENTERPRISE RISK MANAGEMENT

The role of the Board is to promote the best interests of the Company and its shareholders by overseeing the management of Arrow’s business, assets, and affairs. Management is responsible for the day-to-day analysis and review of the risks facing the Company, including timely identification of risk and risk controls related to significant business activities, and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide regular briefing and information sessions on the significant risks that the Company faces and how the Company seeks to control those risks when appropriate. In some cases, risk oversight in specific areas is the responsibility of a Board committee, such as: the Audit Committee’s oversight of issues related to internal controls over financial reporting and regulatory compliance; the Corporate Governance Committee’s oversight of the Board’s succession planning and governance; and the Compensation Committee’s oversight of risks related to compensation programs. Arrow’s Chief Executive Officer has the ultimate management authority for enterprise risk management, including responsibility for capability development, risk identification and assessment, and policies and governance, as well as strategies and actions to address enterprise risk.

COMPENSATION RISK ANALYSIS

The Company believes that its executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of the Company’s executive incentive compensation program illustrate this point:

>    performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;

>    annual and long-term incentives provide a defined range of payout opportunities (ranging from 0% to 200% of target for annual cash incentives for the NEOs and 0% to 185% for long-term incentives);

>    total direct compensation levels are heavily weighted on long-term, equity-based incentive awards that vest over a number of years;

>    equity incentive awards that vest over a number of years are granted annually so executives always have unvested awards that could decrease significantly in value if the business is not managed for the long-term;

>    the Company has implemented meaningful executive stock ownership guidelines so that the component of an executive’s personal wealth that is derived from compensation from the Company is significantly tied to the long-term success of the Company; and

>    the Compensation Committee retains discretion to adjust compensation based on the quality of Company and individual performance and adherence to the Company’s ethics and compliance programs, among other things.

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Based on the above combination of program features, the Company believes that: (i) its executives are encouraged to manage the Company in a prudent manner; and (ii) its incentive programs are not designed in a manner that encourages executives to take risks that are inconsistent with the Company’s best interests.

It is the Company’s opinion that its compensation policies and practices for all employees are not likely to create risks that could have a material adverse effect on the Company. The Company delivers, to its entire employee base in the aggregate, most of its compensation in the form of base salary, with smaller portions delivered in the form of cash incentives and long-term incentives. The Company’s cash incentive compensation plans, which represent the primary variable component of compensation, have been designed to drive performance of employees working in management, sales, and sales-related roles. These plans are typically tied to achievement of sales/financial goals that include maximums that prevent “windfall” payouts.

INDEPENDENCE

The Company’s corporate governance guidelines provide that the Board should consist primarily of independent, non-management directors. For a director to be considered independent under the guidelines, the Board must determine that the director does not have any direct or indirect material relationships with the Company and that he or she is not involved in any activity or interest that conflicts with or might appear to conflict with his or her fiduciary duties. A director must also meet the independence standards in the New York Stock Exchange listing rules, which the Board has adopted as its standard.

In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. For example, in making this determination regarding Gail Hamilton, the Board considered Ms. Hamilton’s role as an independent director of Ixia, a testing and security solution provider. In 2016, the Company purchased approximately $13.4 million of Ixia products and services, which is 2.7% of Ixia’s total sales. The Board determined that this relationship did not impair Ms. Hamilton’s independence because she is an independent director of Ixia, and receives compensation from Ixia only in connection with her services as such.

The Board has determined that all of its directors and nominees, other than Mr. Long, satisfy both the New York Stock Exchange’s independence requirements and the Company’s guidelines.

As required by the Company’s corporate governance guidelines and the New York Stock Exchange’s listing rules, all members of the Audit, Compensation, and Corporate Governance Committees are independent. Non-management directors and all members of the Audit Committee and Compensation Committee also satisfy the independence requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a present or former employee of the Company. Additionally, no member of the Compensation Committee has a relationship that requires disclosure of a Compensation Committee interlock.

Meetings and Attendance

Consistent with the Company’s corporate governance guidelines, it is the practice of the Board for all of its non-management directors to meet separately (without Company management present) either prior to or after each regularly scheduled Board meeting, with the Lead Director presiding. In 2016, these non-management director meetings totaled four in number.

During 2016, there were five meetings of the Board, eight meetings of the Audit Committee, four meetings of the Compensation Committee, and four meetings of the Corporate Governance Committee. All of the directors attended 75% or more of all of the meetings of the Board and the committees on which they served. It is the

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policy of the Board that all of its members attend the Annual Meeting absent exceptional cause, and all members of the Board did so in 2016.

DIRECTOR COMPENSATION

The independent, non-management members of the Board (that is, all members except Mr. Long) received the following fees in cash:

Annual retainer & fee	$80,000
Annual fee for service as Corporate Governance Committee Chair	$10,000
Annual fee for service as Compensation or Audit Committee Chair	$20,000

In addition to the cash fees, each non-management director received an annual grant of restricted stock units (“RSUs”) valued at $150,000, based on the fair market value of Arrow common stock on the date of grant. Further, the Lead Director received another annual award of RSUs valued at $30,000 in recognition of the additional responsibilities associated with such position.

The following Table shows the total dollar value of compensation received by all non-management directors in or in respect of 2016.

Non-Management Director Compensation
Name	Fees Earned ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry W. Perry	80,000	180,000	—	260,000
Philip K. Asherman	80,000	150,000	300	230,300
Gail E. Hamilton	90,000	150,000	—	240,000
John N. Hanson	100,000	150,000	—	250,000
Richard S. Hill	80,000	150,000	563	230,563
M.F. (Fran) Keeth	100,000	150,000	—	250,000
Andrew C. Kerin	80,000	150,000	—	230,000
Stephen C. Patrick	80,000	150,000	—	230,000

(1)

Mr. Asherman deferred 100% of his retainer into the Non-Employee Director Deferred Compensation Plan; Mr. Kerin deferred 100% of his retainer in deferred stock units; and Mr. Perry deferred 50% of his retainer in deferred stock units and 50% of his retainer into the Non-Employee Director Deferred Compensation Plan. Messrs. Hanson and Patrick deferred 50% and 25%, respectively, of their retainers in deferred stock units.

(2)

Amounts shown under the heading “Stock Awards” reflect the grant date fair values of the restricted stock units granted to each director during 2016 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.

(3)	Amount shown under the heading “All Other Compensation” reflects spousal travel and expenses to attend Board meetings.

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Under the terms of the Non-Employee Director Deferred Compensation Plan, non-management directors may defer the payment of all or a portion of their annual retainers until the end of their service on the Board. Unless a different amount is chosen by the director, 50% of the director’s annual retainer fee is automatically deferred and converted to units of Arrow common stock. The units held by each director are included under the heading “Common Stock Units” in the Shares of Common Stock Beneficially Owned Table. The amounts deferred by each director for 2016, to the extent there are any, are included under the heading “Fees Earned” on the Non-Management Director Compensation Table. All deferrals under the Plan will be paid after termination of director service on the Board.

For stock awards outlined in the Non-Management Director Compensation Table, each director is given the option to have his or her RSUs converted to shares and sold any time beyond one year after grant. Ms. Hamilton and Messrs. Hanson, Hill, and Kerin have selected that option for their 2016 grants.

STOCK OWNERSHIP BY DIRECTORS

The Board believes that stock ownership by its directors strengthens their commitment to the long-term future of the Company and further aligns their interests with those of the shareholders generally. As a result, the corporate governance guidelines specifically state that directors are expected to own beneficial shares of the Company’s common stock having a value of at least three times their annual retainer fee (including shares owned outright and RSUs and common stock units in a deferred compensation account). All directors are in compliance with this requirement.

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AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board by overseeing: (i) the Company’s financial statements and internal controls; (ii) the independent registered public accounting firm’s qualifications and independence; and (iii) the performance of the Company’s corporate audit function and of its independent registered public accounting firm.

The Audit Committee currently consists of four directors, all of whom are independent in accordance with New York Stock Exchange listing standards and other applicable regulations. The Board has determined that all four committee members, Mr. Asherman, Mrs. Keeth, Mr. Kerin, and Mr. Patrick, are “audit committee financial experts” as defined by the SEC.

Company management has the primary responsibility for the preparation of the financial statements and for the reporting process, including the establishment and maintenance of Arrow’s system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm, the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q, and the 2016 Annual Report on Form 10-K. Such reviews included a discussion of critical or significant accounting policies, the reasonableness of significant judgments, the quality (not just the acceptability) of the accounting principles, the reasonableness and clarity of the financial statement disclosures, and such other matters as the independent registered public accounting firm is required to review with the Audit Committee under the standards promulgated by the Public Company Accounting Oversight Board. The Audit Committee also discussed with both management and the Company’s independent registered public accounting firm the design and efficacy of the Company’s internal control over financial reporting.

In addition, the Audit Committee received from and discussed with representatives of the Company’s independent registered public accounting firm the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence) and considered the compatibility of non-audit services rendered to Arrow with the independence of the Company’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also discussed with the independent registered public accounting firm and Arrow’s corporate audit group the overall scope and plans for their respective audits. The Audit Committee periodically met with the independent registered public accounting firm, with and without management present, to discuss the results of their work, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

M.F. (Fran) Keeth, Chair

Philip K. Asherman

Andrew C. Kerin

Stephen C. Patrick

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PRINCIPAL ACCOUNTING FIRM FEES

The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for auditing the annual financial statements and the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and related regulations included in the Annual Report on Form 10‑K, the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q, statutory audits, assistance with and review of documents filed with the SEC, and consultations on certain accounting and reporting matters for each of the last two fiscal years are set forth as “Audit Fees” in the Table below.

Also set forth for the last two fiscal years are “Audit-Related Fees.” Such fees are for services rendered in connection with business acquisitions, employee benefit plan audits, and other accounting consultations. “Tax Fees” relate to assistance with tax return preparation, tax audits, and compliance in various tax jurisdictions around the world. “Other Fees” refer to advice, planning, and consulting other than as set forth above. Ernst & Young LLP did not provide any services to the Company related to financial information systems design or implementation, nor did it provide any personal tax work or other services for any of the Company’s executive officers or members of the Board.

	2016	2015
Audit Fees	$8,094,050	$7,535,700
Audit-Related Fees	182,879	590,447
Tax Fees	660,608	559,871
Other Fees	2,000	3,000
Total	$8,939,537	$8,689,018

The amounts in the Table above do not include fees charged by Ernst & Young LLP to Marubun/Arrow, a joint venture between the Company and the Marubun Corporation. Audit fees for Marubun/Arrow totaled $430,088 in 2016 and $375,310 in 2015.

Consistent with the Audit Committee charter, audit, audit-related, tax, and other services were approved by the Audit Committee, or by a designated member thereof. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

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PROPOSAL 2: RATIFICATION OF
APPOINTMENT OF AUDITORS

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Shareholders are asked to ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Arrow expects that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to answer appropriate inquiries raised at the Annual Meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

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PROPOSAL 3: ADVISORY VOTE ON
EXECUTIVE COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

The Board of Directors has decided that the Company will hold an advisory vote each year in connection with its Annual Meeting, until the next vote on the frequency of shareholder votes on the compensation of the NEOs (which is occurring this year – see Proposal 4 below) or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders.

Shareholders have an opportunity to cast an advisory vote on compensation of the NEOs. This proposal, commonly known as “say-on-pay,” gives shareholders the opportunity to approve, reject, or abstain from voting with respect to the Company’s executive compensation programs and policies and the compensation paid to the NEOs.

The Company is requesting shareholder approval of the compensation of its NEOs as disclosed in this Proxy Statement. Proposal 3 requires the affirmative vote of a majority of votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to this Proposal 3, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, this is an advisory vote, which means that this proposal is not binding on the Company. The Compensation Committee, however, values the opinions expressed by the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.

The Company asks that you review in detail the disclosure contained in this Proxy Statement regarding compensation of the Company’s NEOs (including the Company’s Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany such compensation tables) and indicate your support for the compensation of the Company’s NEOs that is described in this Proxy Statement.

Based on the foregoing, and as a matter of good corporate governance, the Board is asking shareholders to approve the following advisory resolution at the 2017 Annual Meeting:

“RESOLVED that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes, and narrative in the Proxy Statement for the Company’s 2017 Annual Meeting.”

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

THE BOARD RECOMMENDS A VOTE FOR A FREQUENCY PERIOD OF “ONE YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

The Company is asking its shareholders to cast a non-binding advisory vote on whether future advisory votes to approve the compensation paid to its NEOs should be held annually, biennially, or triennially.

The Board believes that the Company’s shareholders should have the opportunity to vote on the compensation of its NEOs annually. The Company’s executive compensation program is designed to support long-term value creation. While the Company believes that many of its shareholders think that the effectiveness of such programs cannot be adequately evaluated on an annual basis, the Board believes that at present it should receive advisory input from the Company’s shareholders each year. The Board believes that allowing shareholders to provide their input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the Company’s proxy statement every year is a good corporate governance practice. Shareholders may vote on their preferred voting frequency or abstain by selecting from the options of “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on the proxy card when voting on this Proposal 4.

The frequency that receives the highest number of votes cast by shareholders will be the shareholder-approved frequency selection for the advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the highest number of votes cast by shareholders.

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REPORT OF THE COMPENSATION COMMITTEE

The substantive discussion of the material elements of all of the Company’s executive compensation programs and the determinations by the Compensation Committee with respect to compensation and executive performance for 2016 are contained in the Compensation Discussion and Analysis that follows below. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management representatives responsible for its preparation and the Compensation Committee’s advisors. In reliance on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive Proxy Statement on Schedule 14A for Arrow’s 2017 Annual Meeting for filing with the SEC and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

John N. Hanson, Chair

Philip K. Asherman

Richard S. Hill

Barry W. Perry

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

EXECUTIVE COMPENSATION

This CD&A explains the executive compensation program for the Company’s NEOs listed below. The CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2016.

Name	Title
Michael J. Long	Chairman, President, and Chief Executive Officer
Christopher D. Stansbury*	Senior Vice President, Chief Financial Officer
Paul J. Reilly*	Former Executive Vice President, Finance & Operations & Chief Financial Officer
Andrew D. King	President, Global Components
Gretchen K. Zech	Senior Vice President, Global Human Resources
Sean J. Kerins	President, Global Enterprise Computing Solutions

*Mr. Stansbury was named Senior Vice President, Chief Financial Officer effective May 11, 2016. Mr. Stansbury succeeds Mr. Reilly, who retired from the Company effective January 31, 2017.

EXECUTIVE SUMMARY

2016 Business Strategy and Highlights

It was a record-breaking year for the Company. Full-year sales, gross profit and earnings per share (“EPS”) reached all-time record levels. The Company delivered on its financial objectives to grow sales faster than the market, increase markets served, and grow profits faster than sales. Sales grew 2% and EPS on a diluted basis grew 8% compared to 2015. In terms of increasing the Company’s global presence, the number of countries served expanded to more than 90 in 2016 from approximately 85 in 2015.

The Company believes that a non-GAAP EPS calculation is appropriate in assessing and understanding the company’s operating performance and trends in the company’s business because it removes financial information outside the company’s core operating results.  As a result, all references to EPS in this Proxy Statement are to non-GAAP EPS.

Financial Performance Achievements

The Company’s organic investments, acquisitions, and strong execution resulted in 32% three-year adjusted EPS growth. This growth was third highest among the nine companies in the Arrow defined Peer Group. Three-year average return on invested capital (“ROIC”) was 2.4% above the three-year weighted average cost of capital (“WACC”). Total shareholder return for the three-year period was 31% compared to 29% for the S&P 500 stock index.

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Strategic Performance Achievements

Over the past three years, the Company completed 18 strategic acquisitions to broaden its product and service offerings, to further expand its geographic reach in the Asia Pacific region, and to increase its digital capabilities to meet the evolving needs of customers and suppliers. Aligned with the vision of guiding innovation forward, the Company is investing in emerging and adjacent markets. Further, during 2016, the Company made significant progress in its effort to attain its goal of sustaining strong financial performance on a long-term basis. It entered into new distribution agreements intended to help the Company maintain its leadership position in the electronic component and information technology solutions markets. These agreements include relationships with semiconductor, passive electromechanical component, information technology hardware and software, and cloud-based solution providers. Arrow believes the semiconductor and information technology industries are rapidly converging, driven by the adoption of Internet of Things products and solutions. To be a leader amidst this rapid pace of change, the Company believes it needs to broaden its capabilities and offer more complete solutions than the competition. It is also fostering innovation with early stage companies by establishing an exclusive agreement with crowd-funding leader Indiegogo to help innovators and inventors scale faster and bring products more quickly to the market. The Company has globally expanded this initiative through such efforts as establishing a new Asia-region headquarters in the Hong Kong Science Park, the center of innovation for the region.

2016 Shareholder Engagement and Say-On-Pay

In 2016, the Company’s executive compensation program for 2015 was submitted to an advisory vote of the shareholders and it received the support of approximately 90% of the total votes cast at the Annual Meeting. Based on the high level of approval received from shareholders and the Compensation Committee's determination that the Company’s existing programs were operating properly, the Company made no significant changes to its executive compensation programs in 2016. The Compensation Committee continues to carefully consider any shareholder feedback in its executive compensation decisions.

Best Compensation Practices and Policies

What We Do		What We Don’t Do
√	Heavy emphasis on variable compensation	×	No guaranteed salary increases
√	All long-term incentives vest based on performance	×	No “single trigger” change-in-control (“CIC”) cash payments
√	Rigorous stock ownership guidelines	×	No tax gross ups on compensation equity
√	Independent compensation consultant	×	No option backdating or repricing
√	Annual risk assessments	×	No hedging or pledging
√	Non-equity incentives are provided based on incentive plans and are not solely discretionary	×	No extensive perquisites

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2016 Compensation Actions

The Compensation Committee took several actions in 2016 to ensure market-competitive NEO compensation, emphasizing performance-based compensation programs tied directly to value creation for the Company’s shareholders.

Base Salary

The Committee targets a competitive positioning of NEO salaries relative to the defined Peer Group, the larger general industry, and individual professional development. As such, Ms. Zech and Mr. Kerins were both provided with salary increases to align them with a competitive market position based on their performance. Mr. Stansbury and Mr. King received base salary increases due to their promotions.

Annual Cash Incentives (“MICP”)

Annual cash incentives are based on the achievement of two key performance measures: EPS and strategic goals. For 2016, the Company’s EPS grew by 8%, accounting for the majority of the annual cash incentive payout. Achievement on strategic goals varied from 25% to 101%, depending on each individual NEO’s performance. This resulted in awards that were below target levels for some of the NEOs and above target levels for other NEOs.

Long-Term Incentive Plan (“LTIP”)

The majority of the compensation delivered to the NEOs continues to be in the form of equity under the LTIP. In 2016, the NEOs were awarded an LTIP grant with a mixture of 50% performance stock units (“PSUs”), 25% RSUs, and 25% stock options. The Committee believes the use of these equity vehicles creates strong alignment with the Company’s shareholders by linking NEO compensation closely to stock performance and the effective use of capital.

The performance period for the 2014 PSU awards concluded at the end of fiscal year 2016. The Company’s EPS growth relative to its peer companies and efficient use of capital resulted in a payout at 140% of target. Mr. King and Ms. Zech were also awarded one-time grants of RSUs in 2016 that vest in their entirety at the end of four years. The Company occasionally provides such grants as part of a promotion or for retention.

WHAT GUIDES THE COMPANY’S PROGRAM

As a large global provider of technology solutions operating in a highly competitive market, the Company views its people as critical assets and key drivers of its success. The Company’s executive compensation program is designed to motivate, attract, and retain talented executives who are capable of successfully leading the Company’s complex global operations and creating long-term shareholder value.

The program is structured to support Arrow’s strategic goals and reinforce high performance with a clear emphasis on accountability and performance-based pay for achievement of stated goals. As such, a significant portion of total direct compensation (“TDC”) is directly linked to the Company’s short- and long-term performance in the form of cash and equity-based incentive awards. This provides executives with an opportunity to earn above median compensation if the Company delivers superior results or below median when performance targets are not achieved. The portion of pay tied to performance is consistent with Arrow’s executive compensation philosophy and market practices.

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The Principal Elements of Pay: Total Direct Compensation

The Company’s compensation philosophy is supported by the following principal elements of pay:

Pay Element	How Paid	What It Does
Base Salary	Cash (Fixed)

Provides a competitive rate ― approximately the 50th percentile paid for comparable jobs at similar companies ― relative to similar positions in the market, and enables the Company to attract and retain critical executive talent.

Annual Cash Incentive Awards	Cash (Variable)	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by the Compensation Committee at the beginning of the year.
Long-Term Incentive Awards	Equity (Variable)	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its shareholders.

OTHER NEOs

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Pay Mix

The charts below show the target TDC of the Company’s CEO and  other NEOs for fiscal 2016 (rounded to the nearest whole percentages). Annual and long-term incentives play a significant role in the executives’ overall compensation at Arrow. They are essential to linking pay to performance, aligning compensation with organizational strategies and financial goals, and rewarding executives for the creation of shareholder value.

In fiscal 2016, in the aggregate, 80% of the NEOs’ target TDC was variable and tied to corporate performance, measured by EPS, ROIC, WACC, stock performance, and individual or team goals (86% for the Company’s CEO and an average of 75% for the other NEOs).

The following charts reflect the weighted average distribution of the elements of the CEO’s and remaining NEOs’ target compensation based on grant date values. The charts show that, excluding the value of the Supplemental Executive Retirement Plan (“SERP”), 86% of the Company’s CEO’s and 75% of the Company’s NEOs’ target compensation was performance-based, including 66% and 51% delivered in the form of Arrow equity to the CEO and NEOs, respectively. Tying pay to the Company’s performance reflects the Compensation Committee’s emphasis on “at-risk” compensation and accountability in support of the Company’s strategic goals. The Compensation Committee has weighted the pay components to establish a total compensation package that effectively motivates the Company’s leaders to drive superior performance in a manner that benefits the interests of shareholders but does not encourage excessive risk taking.

Why the Company Uses EPS in Both Short-Term and Long-Term Incentive Plans

EPS is an important financial performance metric in determining the outcomes of the Company’s annual and long-term incentive awards. The Compensation Committee believes that, even though the formulas and approach for determining annual and long-term incentive awards are different, having EPS as a common focus is in the best interest of shareholders. The Compensation Committee believes that it continues to result in shareholder value creation over time. It also allows Arrow to create greater line-of-sight for its NEOs, which facilitates an effective goal-setting process and makes discussions about performance against goals more meaningful for participants.

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The Company’s Decision-Making Process

The Role of the Compensation Committee

The Compensation Committee is comprised of independent, non-management members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, a copy of which is available at the “Leadership & Governance” sublink of investor.arrow.com.

The Compensation Committee is responsible for developing and reviewing Arrow’s executive compensation philosophy. It implements that philosophy through compensation programs and plans designed to further Arrow’s strategy; drive long-term, profitable growth; and increase shareholder value. The Compensation Committee reviews and approves the corporate goals and objectives relevant to executive compensation and, subject to review and ratification by the other non-management members of the Board, reviews and approves the compensation and benefits for the CEO and the Company’s other NEOs. In making its decisions, the Compensation Committee also reviews the performance of each of the NEOs and the Company as a whole. It also considers the compensation of other Company executives, levels of responsibility, prior experience, breadth of knowledge, and job performance in reviewing target total compensation levels.

The Compensation Committee considers performance reviews prepared by the CEO for his direct reports and conducts its own performance review of the CEO. The Compensation Committee reviews the Company’s performance on the metrics relevant to the execution of its strategy and evaluates the CEO’s performance in light of that execution. For NEOs other than the CEO, the Compensation Committee’s review includes input provided by the CEO. The CEO’s compensation is evaluated in executive session without the CEO present. All decisions regarding NEO compensation are ultimately made by the Compensation Committee (subject to ratification by the Board in the case of the CEO’s compensation).

The Role of Management

Compensation Committee meetings are regularly attended by the Company’s CEO, the General Counsel, the Senior Vice President of Global Human Resources, and the CFO. Each of the management attendees provides the Compensation Committee with his or her specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management are present during the Compensation Committee’s deliberations regarding their own compensation, but the Company’s independent compensation consultant, Pearl Meyer & Partners, may participate in those discussions.

The Role of the Independent Compensation Consultant

The Compensation Committee has selected and engaged Pearl Meyer & Partners as its independent compensation consultant to provide the Compensation Committee with expertise on various compensation matters, including competitive practices, market trends, and specific program design. Additionally, Pearl Meyer & Partners provides the Compensation Committee with competitive data regarding market compensation levels at the 25th, 50th, and 75th percentiles for total compensation and for each major element of compensation.

Pearl Meyer & Partners reports directly to the Compensation Committee and does not provide any other services to the Company or its management. The Compensation Committee annually assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and New York Stock Exchange listing standards. Pearl Meyer & Partners’ services to the Compensation Committee have not raised any conflicts of interests between the Compensation Committee, Arrow, and Arrow management.

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The Role of Peer Companies

To ensure that executive compensation plans and levels are appropriate and competitive, the Compensation Committee reviews analyses on peer company practices at various times throughout the year. Information on total compensation levels is considered in the context of peer performance analyses in order to effectively link compensation to absolute and relative performance. Through this process, and with input from its independent compensation consultant and management, the Compensation Committee determines appropriate benchmarking targets each year.

The Compensation Committee believes targeting TDC at the market 50th percentile is appropriate. For the purpose of Arrow’s annual competitive benchmarking study, Pearl Meyer & Partners reviews compensation data of the Peer Group (as defined below), as well as general industry survey data published by third parties. General industry survey data serves as a broader reference point for specific business units where the breadth and relevance of Peer Group data is not as comprehensive as desired, and in cases where the NEO’s position and responsibilities are broader than the typical benchmarks.

The Compensation Committee evaluates the appropriateness of each NEO’s compensation as positioned against the market 50th percentile based on factors that include Company and business unit performance, job scope, individual performance, time in position, and other relevant factors. To the extent the Compensation Committee deems that the compensation level associated with an NEO’s position versus the market is not aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components.

The Compensation Committee, with input from its independent compensation consultant, annually reviews and approves the compensation Peer Group to ensure it continues to meet the Company’s objectives. At the Compensation Committee’s request, Pearl Meyer & Partners conducted a comprehensive review of the Peer Group used in 2015, and no changes were made for 2016. The Peer Group companies reflect a combination of direct and broader industry peers and are as follows:

Peer Group Companies
Anixter International Inc.	Ingram Micro Inc.
Avnet, Inc.	Jabil Circuit, Inc.
Celestica Inc.	Tech Data Corporation
Flextronics International Ltd.	WESCO International, Inc.

Overall Peer Group Data (Millions)
Percentile	Revenue*	Market Cap**
25th	7,551	2,907
50th	21,386	3,799
75th	26,259	5,886
Arrow	23,825	6,387
Percentile Rank	56th	88th
*Trailing Twelve Months
**As of 12/31/16 (or 12/5/16 for Ingram Micro - the company's last trading date)

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The Compensation Committee also reviews other benchmarking data when deemed necessary and appropriate. This data can cover a variety of areas such as equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies, severance practices, equity burn rates, and any other market data the Compensation Committee believes it needs to consider when evaluating the Company’s executive compensation program.

THE 2016 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

This section of the CD&A provides details about the three principal elements of pay ― base salary, annual cash incentive awards, and long-term incentive awards. Arrow’s pay-for-performance focus is evident in the substantially greater weight given to incentive-based compensation versus fixed compensation.

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. To attract the necessary executive talent and maintain a stable executive team, the Compensation Committee generally targets executive officer base salaries at approximately the 50th percentile for comparable jobs at similar companies. In making base salary decisions, the Committee considers the CEO’s recommendations, each NEO’s position and level of responsibility within the Company, as well as a number of other factors, including:

>    Individual performance;

>    Company or business unit performance;

>    Job responsibilities;

>    Relevant benchmarking data; and

>    Internal budget guidelines.

Subject to ratification by the Board, the CEO’s base salary is determined by the Compensation Committee in executive session based on its evaluation of his individual performance, the Company’s performance, and relevant benchmarking data. The Compensation Committee, in consultation with its independent compensation consultant, met in December 2015 to conduct its annual review of base salaries and determined the appropriate annual base salary rate for each then current NEO to be as follows:

Name	2015	2016
Michael J. Long	$1,150,000	$1,150,000
Christopher D. Stansbury *	—	$500,000
Paul J. Reilly	$700,000	$700,000
Andrew D. King *	—	$500,000
Gretchen K. Zech	$420,200	$455,000
Sean J. Kerins	$500,000	$550,000

* Messrs. Stansbury and King were not NEOs during 2015. Therefore, their base salaries for 2015 are not reflected in this chart. Mr. Stansbury’s base salary for 2016 was effective May 11, 2016, the date of his promotion to Senior Vice President, Chief Financial Officer.

In 2016, Mr. Kerins and Ms. Zech received salary increases of 10% and 8%, respectively. These increases were intended to keep salaries competitive and consistent with the Company’s compensation philosophy and the performance of the incumbent. Messrs. Stansbury’s and King’s base salaries were each set at $500,000 as a result of their promotions and are representative of their increased responsibilities in each of their new roles.

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Annual Cash Incentives: The Management Incentive Compensation Plan (“MICP”)

Arrow’s annual cash incentives are designed to reward individuals for performance against pre-established targets that are set by the Compensation Committee at the beginning of the year. Each of the Company’s NEOs is assigned an annual cash incentive target. Annual cash incentive targets are established based on market compensation analysis within the context of targeting TDC at the 50th percentile, provided that the actual incentive levels may be higher or lower than the 50th percentile based upon a number of factors, such as Company and individual performance. Actual award payouts depend on the achievement of pre-established performance objectives and can range from 0% to 200% of target award amounts. Target annual award opportunities were established by the NEO’s level of responsibility and his or her ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts.

2016 MICP Performance Objectives and Results

The annual cash incentive for each of the NEOs follows the structure of the Company’s MICP, which is based on a combination of financial and strategic goals. The financial goals account for 70% and the strategic goals account for 30% of the total annual cash incentive award.

Strategic Goals

Each NEO can earn between 0% and 200% based on individual performance against his or her pre-established, strategic goals. The strategic goals are designed to be specific and measurable and to further the objectives of the Company. For 2016, the strategic component of the award was based on individual and/or team performance goals.

Financial Goals

Each NEO can earn between 0% and 200% based on the achievement of pre-established, financial goals. For 2016, the financial performance metric was EPS. The Compensation Committee selected EPS to reinforce the Company’s overall profit objectives, based on the rationale that EPS is a primary driver of shareholder value.

The 2016 annual cash incentive metrics and results against those metrics were as follows:

	Performance		Achievement		Weighted
Performance Metric	Range		Percentage	Weighting	Achievement %
Arrow EPS	$4.63 - 7.71	**	103.90%	70%	72.73%
Strategic Goals	0 - 200%		24.75 - 100.70%	30%	7.43 - 30.21%
Total	—		—	100%	80.16 - 102.94%

**     Achievement of each performance metric at the midpoint of the performance range would result in a payout of 100% of the target opportunity for such metric and all other payments are interpolated based on the applicable performance range. For example, with respect to the EPS metric, if EPS equals $6.17, the resulting payout would be 100% of the target opportunity. Achievement below $4.63 or above $7.71 would result in payouts of 0% or 200% of the target opportunity, respectively, on that performance metric.

The Company attained an EPS performance of $6.23, resulting in an achievement percentage of 103.9% for each of the NEO’s financial goals, except for Mr. Stansbury, whose financial achievement percentage was 101.79%. The NEOs can also earn between 0% and 200% of the 30% strategic component of the MICP based on the Compensation Committee’s evaluation of each individual’s performance against his or her pre-established, strategic goals. The strategic goals are designed to be specific and measurable and to further the objectives of the Company. For 2016, the strategic component of the MICP was based on individual and/or team performance goals.

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In regards to Mr. Long, the Compensation Committee applied the same basic methodology described above, including the same 70% financial component based on the above EPS performance range, and as stated in the table above he attained 103.9% achievement on his financial goal. The Compensation Committee tied the 30% strategic component for Mr. Long’s annual cash incentive to individual contributions made relative to the Company’s strategic business imperatives. Based on the Compensation Committee's assessment of Mr. Long’s successful performance on his strategic objectives, it awarded him 100.7% on his individual performance and team goals. This resulted in a total weighted achievement percentage of 102.9% for Mr. Long and an annual cash incentive of $1,750,000. The performance goal details under the requirements of Section 162(m) of the Internal Revenue Code are discussed under the heading “Tax and Accounting Considerations.”

The table below provides a summary of the awards earned for EPS and strategic goal performance by each NEO:

			Strategic
			Goal		Total
	Target Award	EPS Payout	Payout	Total	Payout as %
Name	($)	(70% Weighting)	(30% Weighting)	Payout ($)	of Target
Michael J. Long	1,700,000	103.90%	100.70%	1,750,000	102.94%
Christopher D. Stansbury	446,315	101.79%	76.14%	428,273	95.96%
Paul J. Reilly	675,000	103.90%	100.00%	693,428	102.73%
Andrew D. King	400,000	103.90%	24.75%	320,640	80.16%
Gretchen K. Zech	455,000	103.90%	100.00%	467,422	102.73%
Sean J. Kerins	450,000	103.90%	41.50%	383,310	85.18%

*Mr. Stansbury was promoted to Senior Vice President, Chief Financial Officer effective May 11, 2016. The amounts in the table above reflect a prorated payment of $98,458 from his prior role, and $329,815 as Senior Vice President, Chief Financial Officer.

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Long-Term Incentive Awards

Long-term incentive awards are designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s NEOs with those of its shareholders. Under the LTIP, awards are expressed in dollars and normally granted annually. The LTIP includes a mix of PSUs, stock options, and RSUs.

PSUs	Stock Options	RSUs

PSUs are rewards for three-year EPS growth relative to Arrow’s Peer Group Companies (weighted at 60%), as adjusted for Arrow’s three-year ROIC in excess of WACC (weighted at 40%).

>     The number of PSUs earned (from 0% to 185% of target number of PSUs granted) is based on the Company’s performance over a three-year period

>     Vesting is contingent upon the Company achieving a 2016 net income, as adjusted, greater than zero

>     PSUs are paid out in shares of Arrow stock at the end of the three-year vesting term

Stock Options reward price appreciation.

>     Stock options vest in four equal annual installments beginning on the first anniversary of the grant

>     Exercise price is determined by using the closing price on date of grant

>     Options expire ten years from grant date

RSUs support retention.

>     RSUs generally vest in four equal annual installments beginning on the first anniversary of the grant

>     Vesting is contingent upon the Company achieving a net income, as adjusted, greater than zero in the fiscal year of the initial grant

>     RSUs are paid out in shares of Arrow stock when vested

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2016 Target LTIP Award Opportunities

The Compensation Committee makes LTIP award decisions for executives based on input from the CEO (other than for himself), prior grant history, the Compensation Committee’s own assessment of each executive’s contribution, potential contribution, performance during the prior year, peer compensation benchmarking analysis, and the long-term incentive award practices of the Peer Group discussed above. The target LTIP award level is set at approximately the 50th percentile of the benchmark data gathered and adjusted by the Compensation Committee’s assessment of each executive based on the elements described above.

The Compensation Committee also evaluates the Chief Executive Officer’s performance in light of the factors discussed above to determine his annual long-term incentive award. That award and those for the other NEOs for 2016 are set forth below. For more detail, including the expense to the Company associated with each grant, see the Grants of Plan-Based Awards Table.

The Compensation Committee generally makes annual equity grants at the first regularly scheduled Board meeting of the calendar year. Hiring and promotion grants are made at the next regularly scheduled meeting of the Board that follows such an event, and in instances where retention awards or other ad-hoc awards are advisable, grants are made at the appropriate meeting. All stock option grants are made with exercise prices equal to the value of the Company stock on the grant date closing price to ensure participants derive value only as shareholders realize corresponding gains over an extended time period. None of the options granted by the Company, as discussed throughout this Proxy Statement, have been repriced, replaced, or modified in any way since the time of the original grant. The Company’s three-year average burn rate of 1.21% of weighted average basic common shares outstanding reflects its prudent management of equity shares used under its LTIP. The 2016 LTIP awards were granted as follows:

Name	PSUs	Stock Options	RSUs
Michael J. Long	48,733	81,840	24,366
Christopher D. Stansbury *	3,101	5,208	9,784
Paul J. Reilly	14,177	23,808	7,088
Andrew D. King *	8,861	14,880	13,290
Gretchen K. Zech *	6,114	10,267	11,916
Sean J. Kerins	8,861	14,880	4,430

* Includes special RSU grants for promotions for Messrs. Stansbury and King and a retention grant for Ms. Zech.

A Closer Look at PSUs: 2016 Grants

The 2016 PSU awards are tied to Arrow’s three-year (2016-2018) EPS growth as compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year average ROIC in excess of its three-year WACC. The Compensation Committee chose EPS and ROIC as performance metrics in order to reward participants for successfully balancing profit maximization and the efficient use of capital, both key drivers in creating shareholder value.

The EPS variable is weighted at 60%, and the ROIC/WACC variable at 40%. Provided the Company achieves a net income, as adjusted, of greater than zero, participants may earn up to 185% of their targeted PSUs based

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on the matrix below, subject to the individual’s continued employment through the applicable vesting date and any rights provided under the Severance Policy and Participation Agreements.

Performance Payout for 2014 PSU Grants

The Table below applies to 2014 PSU grants.

	3-YEAR ROIC-WACC (40%)	PAYOUT AS PERCENT OF TARGET*
Maximum (200%)	3.0%+	80%	95%	116%	134%	140%	146%	155%	170%	185%
Target (100%)	1.5%	40%	55%	76%	94%	100%	106%	115%	130%	145%
Threshold (50%)	> 0%	20%	35%	56%	74%	80%	86%	95%	110%	125%
	< 0%	0%	15%	36%	54%	60%	66%	75%	90%	105%
		9	8	7	6	5	4	3	2	1
	EPS RANKING VS. PEERS (60%)
* Payout interpolated between levels

For the PSUs granted in 2014, the performance period was completed at the end of calendar year 2016, with the payout level approved by the Compensation Committee in February 2017 based on the three-year (2014-2016) results, which include three years of audited financial statements in accordance with GAAP. During 2016, Ingram Micro Inc., one of the companies in the Company’s Peer Group, was acquired. Financial data for 2016 is available from Q1 through Q3, but Q4 financial data is not available for Ingram Micro Inc. As a result, the Compensation Committee has supplemented actual Q4 results of Ingram Micro Inc. with analyst estimates for use in the determination of the 2014 PSU award payout. In so doing, the Company determined that its EPS growth ranked 3rd among the reporting peer companies. Ingram Micro Inc. will be removed from the Peer Group for the achievement calculation for future PSU award results and the Compensation Committee will consider whether to add one or more companies to its Peer Group for future grants. The Company’s average ROIC exceeded its WACC by greater than 2.4% during the same period. Based on these results, in February 2017, the 2014-2016 PSUs vested at 140% of target levels.

Restricted Stock Units

Grants of RSUs represent 25% of the LTIP value for the NEOs and generally vest in 25% increments on each of the first four anniversaries of the date of grant contingent upon the Company achieving net income, as adjusted, greater than zero and subject to the individual’s continued employment through the applicable vesting date. RSUs are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant share price volatility.

Stock Options

Stock option grants also represent 25% of the LTIP value and vest in 25% increments on each of the first four anniversaries of the date of grant, subject to the individual’s continued employment through the applicable vesting date. The Company grants stock options to provide the NEOs with a strong incentive to drive long-term stock appreciation for the benefit of the Company’s shareholders. Each stock option grant allows the holder to acquire shares of the Company at a fixed exercise price (Arrow’s closing share price on grant date) over a ten-year term, providing value only to the extent that the Company’s share price appreciates during that period.

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OTHER PRACTICES, POLICIES, AND GUIDELINES

Stock Ownership Requirements

The Compensation Committee recognizes the importance of equity ownership by delivering a significant portion of the NEOs’ total compensation in the form of equity. To further align the interests of the Company’s executives with those of shareholders, the Company requires its NEOs to hold specified amounts of Arrow equity. The NEOs are required to hold Arrow equity valued at a multiple of three times their base salaries, except the CEO, who must hold five times his base salary. Until the specified levels of ownership are achieved, the NEOs are required to retain an amount equal to 50% of the acquired shares, net of taxes and withholdings, through vesting of RSUs, PSUs, and shares received as a result of the exercise of stock options. Shares that count toward satisfaction of the stock ownership requirements include:

>    Shares owned directly and indirectly;

>    Shares owned on behalf of the executive under the 401(k) Plan;

>    PSUs (after any performance conditions have been satisfied);

>    Unvested RSUs (after any performance conditions have been satisfied); and

>    The “in-the-money” value of vested stock options.

Anti-Hedging Policy

The Company’s anti-hedging policy provides that directors, executive officers, and certain other employees may not directly or indirectly engage in transactions that would have the effect of reducing the economic risk of holding the Company’s securities. The Company’s policy prohibits them from engaging in short-term trading, buying or selling put or call options, short sales, or entering into hedging transactions, on the open market with respect to their ownership of Company securities. The policy is reviewed and, if needed, updated by the Compensation Committee each year. The Company’s General Counsel, in certain limited circumstances, may approve in advance specific transactions which would otherwise be prohibited by the policy. To date, no such exception has arisen or been granted. A copy of the policy is available at the “Leadership & Governance” sublink of investor.arrow.com.

Severance Policy and Change of Control Agreements

The Company has a common policy for severance (the “Severance Policy”) and a change in control agreement (the “Change in Control Retention Agreement”) for its executives. The Severance Policy, corresponding Participant Agreements, and Change in Control Retention Agreements are described in detail in the section entitled “Agreements and Potential Payments upon Termination or Change in Control.”

Retirement Programs and Other Benefits

In keeping with its total compensation philosophy and in light of the need to provide a total compensation and benefit package that is competitive within the industry, the Compensation Committee believes that the retirement and other benefit programs discussed below are critical elements of the compensation package made available to the Company’s NEOs.

Qualified Plans

The NEOs participate in the 401(k) Plan, which is available to all of Arrow’s U.S. employees. Company contributions to the 401(k) Plan on behalf of the NEOs are included under the heading “All Other Compensation” in the Summary Compensation Table and specified under the heading “401(k) Company Contribution” on the All Other Compensation — Detail Table. Annually, the Company considers whether to provide a discretionary contribution to the 401(k) Plan for all of Arrow’s U.S. employees, subject to Compensation Committee approval.

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Supplemental Executive Retirement Plan

The Company maintains the Arrow Electronics, Inc. SERP, a non-qualified, unfunded retirement plan in which, as of December 31, 2016, all then-current NEOs participated, the details of which are discussed under the heading “SERP” immediately preceding the Pension Benefits Table.

Management Insurance Program

All of the NEOs participate in Arrow’s Management Insurance Program. In the event of the death of an executive, the Company provides a death benefit (after tax) to the executive’s named beneficiary equal to four times the executive’s annual target cash compensation. The benefit generally ends upon separation from service, but is extended until the first day of the seventh month following separation from service in the event the participating executive’s actual commencement of benefit payments under the SERP will be delayed pursuant to Section 409A of the Internal Revenue Code.

Tax and Accounting Considerations

A variety of tax and accounting considerations influence the Compensation Committee’s development and implementation of the Company’s compensation and benefit plans. Among them are Section 162(m) of the Internal Revenue Code, which limits to $1 million the amount of non-performance-based compensation that Arrow may deduct in any calendar year for its CEO and NEOs other than the CFO. Compensation that meets the regulatory definition of “performance-based” is not subject to this limit.

The Company’s incentive awards are generally designed to meet these requirements so that Arrow can continue to deduct the related expenses. As required, shareholders have approved the basis for performance goals for awards made to NEOs, and such performance goals are subject to an advisory vote as part of Proposal 3 above.

>    The annual cash incentive plan included a maximum award based on a formula approved by the Compensation Committee to comply with the requirements of Section 162(m) of the Internal Revenue Code. The formula is based on a net income above a pre-established target level and sales divided by net working capital. Once this maximum annual cash incentive amount is determined, the Compensation Committee may exercise negative discretion to reduce the amounts to be paid to NEOs otherwise determined pursuant to the methodology described above.

>    PSUs awarded to the NEOs were subject to performance criteria that required that the Company achieve an annual net income, as adjusted, greater than zero, in which case an award of up to 185% may be approved by the Compensation Committee. The Committee may then exercise negative discretion to reduce the amount of the award. In so doing, the Committee considers the Company’s three-year EPS growth as compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year ROIC in excess of its three-year WACC determined pursuant to the methodology described above

>    RSUs awarded to the NEOs were subject to performance criteria that required that the Company achieve an annual net income, as adjusted, greater than zero (in the grant year) or the award would be canceled.

>    Stock options awarded to the NEOs were granted with an exercise price equal to the closing market price of the Company’s common stock on the grant date, such that all value realized by the NEOs upon exercise would be based on share appreciation following the date of grant.

The Compensation Committee’s policy, in general, is to maximize the tax deductibility of compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Compensation Committee recognizes, however, that in order to effectively support corporate goals, not all amounts may qualify for deductibility. All compensation decisions for executive officers are made with full consideration of the implications of Section 162(m) of the Internal Revenue Code.

As discussed below in the section entitled “Agreements and Potential Payments upon Termination or Change in Control,” the Company's relevant agreements and policies contain provisions as appropriate in order to avoid

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penalties to executives under Section 409A of the Internal Revenue Code. The Company provides no tax gross-ups in connection with Sections 280G and 4999 of the Internal Revenue Code in the event of a change in control of the Company.

Compensation Practices and Risk

At the Compensation Committee’s request, in 2016, Pearl Meyer & Partners conducted an assessment of risks associated with the Company’s annual cash incentives and long-term incentive programs, the results of which were discussed by the Compensation Committee in its meeting in May 2016. The Compensation Committee concluded that the overall design of the Company’s compensation programs maintained an appropriate level of risk. Pearl Meyer & Partners did not suggest any plan design changes to further mitigate risk exposure.

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COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following Table provides certain summary information concerning the compensation of the NEOs.

							Change in
							Pension
					Stock	Non-Equity	Value &
				Stock	Option	Incentive	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Michael J. Long	2016	1,150,000	—	4,124,977	1,374,994	1,750,000	1,910,516	12,924	10,323,411
Chairman, President, and Chief Executive Officer	2015	1,150,000	—	3,937,489	1,312,496	1,600,000	2,432,164	28,455	10,460,604
	2014	1,150,000	—	3,749,949	1,250,014	1,830,900	3,377,635	48,764	11,407,262
Christopher D. Stansbury	2016	452,308	—	762,424	87,500	428,273	—	16,456	1,746,961
Senior Vice President, Chief Financial Officer (6)
Paul J. Reilly	2016	700,000	—	1,199,984	399,998	693,428	367,543	14,877	3,375,830
Former Executive Vice President, Finance & Operations & Chief	2015	700,000	—	1,199,979	400,008	629,640	800,183	15,141	3,744,951
Financial Officer (7)	2014	700,000	—	1,199,984	400,001	726,975	1,585,427	33,122	4,645,509
Andrew D. King	2016	500,000	—	1,249,981	249,999	320,640	53,098	170,888	2,544,606
President, Global Components
Gretchen K. Zech	2016	455,000	—	1,017,433	172,496	467,422	309,485	14,481	2,436,317
Senior Vice President, Global Human Resources
Sean J. Kerins	2016	550,000	—	750,011	249,999	383,310	349,523	14,316	2,297,159
President, Global Enterprise Computing Solutions	2015	500,000	—	674,980	225,000	373,120	113,039	14,760	1,900,899
	2014	481,511	—	931,255	143,764	358,487	—	17,763	1,932,780
(1)

Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For stock awards that are subject to performance conditions, such awards are computed based upon the probable outcome of the performance conditions as of the grant date. Assuming the maximum performance is achieved for stock awards that are subject to performance conditions, amounts shown under this heading for Messrs. Long, Stansbury, Reilly, King, Ms. Zech and Mr. Kerins would be $6,462,479, $911,165, $1,879,991, $1,675,003, $1,310,694, and $1,175,033, respectively, for 2016; for Messrs. Long, Reilly, and Kerins $6,168,732, $1,879,967, and $1,057,487, respectively, for 2015; and for Messrs. Long, Reilly, and Kerins $5,874,904, $1,879,942, and $1,156,354, respectively, for 2014. For 2016, Mr. Stansbury’s, Mr. King’s and Ms. Zech’s stock awards each include one-time grants of RSUs valued at $500,000 (8,234, 8,860 and 8,860 RSUs respectively) that vest in their entirety four years from the grant date and are forfeited if the executive resigns prior to such vesting date. For 2014, Mr. Kerins' stock award includes a one-time promotional grant of RSUs valued at $500,000 (8,478 RSUs) that vests in its entirety four years from the grant date and is forfeited if Mr. Kerins resigns prior to such vesting date.

(2)

Amounts shown under the heading “Stock Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	The amounts shown under “Non-Equity Incentive Compensation” are the actual amounts paid for both the financial and strategic goals related to the NEO’s MICP awards.
(4)

The amounts shown under the heading “Change in Pension Value & NQDC Earnings” reflect the year-to-year change in the present value of each NEO’s accumulated pension plan benefit as discussed under the heading “Supplemental Executive Retirement Plan.”

41

2017 ANNUAL
PROXY STATEMENT

(5)	See the All Other Compensation — Detail Table below.
(6)

Mr. Stansbury was promoted to Senior Vice President, Chief Financial Officer effective May 11, 2016. The 2016 compensation listed above includes amounts he received both prior to and after his promotion.

(7)	Mr. Reilly’s last day of employment with the Company was January 31, 2017.

ALL OTHER COMPENSATION — DETAIL

This Table sets forth each of the elements comprising each NEO’s 2016 “All Other Compensation” from the Summary Compensation Table above.

	Other	401(k) Company	Total
Name	($)(1)	Contribution ($)(2)	($)
Michael J. Long	999	11,925	12,924
Christopher D. Stansbury	8,506	7,950	16,456
Paul J. Reilly	2,952	11,925	14,877
Andrew D. King	162,938	7,950	170,888
Gretchen K. Zech	2,556	11,925	14,481
Sean J. Kerins	2,391	11,925	14,316
(1)

For Mr. King, “Other” includes $94,183 for temporary lodging, $29,978 as a tax equalization payment,               $16,000 for relocation allowances, $11,692 for house hunting trips and storage, and $9,461 for house                 closing costs.

(2)	For Messrs. Long and Reilly, Ms. Zech, and Mr. Kerins, includes a discretionary contribution to the 401(k) Plan of $3,975 per executive.

Certain of the NEOs have been accompanied by family members during business travel on aircraft (of which the Company owns fractional shares) at no incremental cost to the Company.

42

2017 ANNUAL
PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

The following Table provides information regarding the annual cash incentives, PSUs, RSUs, and stock options awarded in 2016.

Grants of Plan-Based Awards
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair Value
		Estimated Possible Payouts Under			Estimated Future Payouts			Number	Number of	or Base	of Stock
		Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities	Price of	and
		Awards (1)			Awards (2)			of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
Michael J. Long	2016	425,000	1,700,000	3,400,000	—	—	—	—	—	—	—
	2/23/2016	—	—	—	7,310	48,733	90,156	—	—	56.43	2,750,003
	2/23/2016	—	—	—	—	—	—	24,366	—	56.43	1,374,973
	2/23/2016	—	—	—	—	—	—	—	81,840	56.43	1,374,994
Christopher D. Stansbury	2016	111,579	446,315	892,630	—	—	—	—	—	—	—
	2/23/2016	—	—	—	465	3,101	5,737	—	—	56.43	174,989
	2/23/2016	—	—	—	—	—	—	1,550	—	56.43	87,467
	5/11/2016	—	—	—	—	—	—	8,234	—	60.72	499,968
	2/23/2016	—	—	—	—	—	—	—	5,208	56.43	87,500
Paul J. Reilly	2016	168,750	675,000	1,350,000	—	—	—	—	—	—	—
	2/23/2016	—	—	—	2,127	14,177	26,227	—	—	56.43	800,008
	2/23/2016	—	—	—	—	—	—	7,088	—	56.43	399,976
	2/23/2016	—	—	—	—	—	—	—	23,808	56.43	399,998
Andrew D. King	2016	100,000	400,000	800,000	—	—	—	—	—	—	—
	2/23/2016	—	—	—	1,329	8,861	16,393	—	—	56.43	500,026
	2/23/2016	—	—	—	—	—	—	13,290	—	56.43	749,955
	2/23/2016	—	—	—	—	—	—	—	14,880	56.43	249,999
Gretchen K. Zech	2016	113,750	455,000	910,000	—	—	—	—	—	—	—
	2/23/2016	—	—	—	917	6,114	11,311	—	—	56.43	345,013
	2/23/2016	—	—	—	—	—	—	11,916	—	56.43	672,420
	2/23/2016	—	—	—	—	—	—	—	10,267	56.43	172,496
Sean J. Kerins	2016	112,500	450,000	900,000	—	—	—	—	—	—	—
	2/23/2016	—	—	—	1,329	8,861	16,393	—	—	56.43	500,026
	2/23/2016	—	—	—	—	—	—	4,430	—	56.43	249,985
	2/23/2016	—	—	—	—	—	—	—	14,880	56.43	249,999
(1)

These columns indicate the potential payout for both the financial and strategic goals related to the NEO’s MICP awards. The threshold payment begins at the achievement of 25% of the targeted goal, the target amount at achievement of 100% of the goal, and payment carries forward to a maximum payout of 200% of the target amount. The actual amounts paid to each of the NEOs under this plan for each year are included under the heading “Non-Equity Incentive Compensation” on the Summary Compensation Table.

(2)

These columns indicate the potential number of units which will be earned based upon each of the NEO’s PSU awards granted in 2016. Assuming a payout of greater than zero units, the threshold unit payout begins at 15% of the target number of units up to a maximum payout of 185% of the target number of units. The grant amount is equal to the Target.

(3)	This column reflects the number of RSUs granted in 2016.
(4)	This column and the one that follows reflect the number of stock options granted in 2016 and their exercise price.
(5)

Grant date fair values for restricted stock and performance units reflect the number of shares awarded (at target for the performance units) multiplied by the grant date closing market price of Arrow common stock. Grant date fair values for stock option awards are calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

43

2017 ANNUAL
PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Outstanding Equity Table shows: (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2016; (ii) the exercise price and expiration date of these options; (iii) the aggregate number and value as of December 31, 2016 of all unvested restricted stock or units; and (iv) the aggregate number and value as of December 31, 2016 of all performance shares or units granted under a performance plan whose performance period has not yet been completed.

The values ascribed to the awards in the Table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise and the achievement of the metrics upon which the performance awards depend. Each amount in this Table is based on the closing market price of the Company’s common stock on December 30, 2016, which was $71.30. For each NEO, the fair value of stock awards and stock option awards at the date of grant, based upon the probable outcome of performance conditions, if applicable, is included in the Summary Compensation Table above. For additional information regarding the impact of a change in control of the Company on equity awards, see the section below entitled “Non-Qualified Stock Option, Restricted Stock Unit, and Performance Stock Unit Award Agreements.”

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
							Market	Plan Awards;		Market or
							Value of	Number of		Payout Value
	Number of	Number of				Number of	Shares or	Unearned		of Unearned
	Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
	Underlying	Underlying				Units of	Stock Held	or Other		or Other
	Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not	Vesting	Have Not Yet
	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested	Dates	Vested
Name	(#)	(#)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
Michael J. Long	52,632	—	38.69	02/24/2021	—	—	—	—	—	—
	62,424	—	40.15	02/19/2022	—	—	—	—	—	—
	56,857	18,952	41.56	02/17/2023	02/19/2013	7,218	514,643	—	02/19/2017	—
	30,620	30,618	56.71	02/17/2024	02/18/2014	11,020	785,726	—	(a)	—
	17,184	51,550	62.13	02/16/2025	02/17/2015	15,843	1,129,606	—	(b)	—
	—	81,840	56.43	02/22/2026	02/23/2016	24,366	1,737,296	—	(c)	—
	—	—	—	—	02/18/2014	—	—	44,083	02/18/2017	3,143,118
	—	—	—	—	02/17/2015	—	—	42,250	02/17/2018	3,012,425
	—	—	—	—	02/23/2016	—	—	48,733	02/23/2019	3,474,663
Christopher D. Stansbury	13,019	13,018	60.97	09/15/2024	09/15/2014	8,200	584,660	—	(a)	—
	1,146	3,436	62.13	02/16/2025	02/17/2015	1,056	75,293	—	(b)	—
	—	5,208	56.43	02/22/2026	02/23/2016	1,550	110,515	—	(c)	—
	—	—	—	—	05/11/2016	8,234	587,084	—	05/11/2020	—
	—	—	—	—	02/17/2015	—	—	2,817	02/17/2018	200,852
	—	—	—	—	02/23/2016	—	—	3,101	02/23/2019	221,101
Paul J. Reilly	10,000	—	38.69	02/24/2021	—	—	—	—	—	—
	—	6,317	41.56	02/17/2023	02/19/2013	2,406	171,548	—	2/19/2017	—
	9,798	9,798	56.71	02/17/2024	02/18/2014	3,526	251,404	—	(a)	—
	5,237	15,711	62.13	02/16/2025	02/17/2015	4,828	344,236	—	(b)	—
	—	23,808	56.43	02/22/2026	02/23/2016	7,088	505,374	—	(c)	—
	—	—	—	—	02/18/2014	—	—	14,106	02/18/2017	1,005,758
	—	—	—	—	02/17/2015	—	—	12,876	02/17/2018	918,059
	—	—	—	—	02/23/2016	—	—	14,177	02/23/2019	1,010,820

44

2017 ANNUAL
PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
							Market	Plan Awards;		Market or
							Value of	Number of		Payout Value
	Number of	Number of				Number of	Shares or	Unearned		of Unearned
	Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
	Underlying	Underlying				Units of	Stock Held	or Other		or Other
	Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not	Vesting	Have Not Yet
	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested	Dates	Vested
Name	(#)	(#)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
Andrew D. King	2,377	—	38.69	02/24/2021	—	—	—	—	—	—
	2,875	—	40.15	02/19/2022	—	—	—	—	—	—
	2,073	691	41.56	02/17/2023	02/19/2013	263	18,752	—	2/19/2017	—
	3,062	3,062	56.71	02/17/2024	02/18/2014	1,102	78,573	—	(a)	—
	1,801	5,400	62.13	02/16/2025	02/17/2015	1,659	118,287	—	(b)	—
	—	14,880	56.43	02/22/2026	02/23/2016	4,430	315,859	—	(c)	—
	—	—	—	—	02/23/2016	8,860	631,718	—	02/23/2020	—
	—	—	—	—	02/18/2014	—	—	4,408	02/18/2017	314,290
	—	—	—	—	02/17/2015	—	—	4,426	02/17/2018	315,574
	—	—	—	—	02/23/2016	—	—	8,861	02/23/2019	631,789
Gretchen K. Zech	7,393	—	40.15	02/19/2022	—	—	—	—	—	—
	5,923	1,974	41.56	02/17/2023	02/19/2013	752	53,618	—	2/19/2017	—
	3,675	3,674	56.71	02/17/2024	02/18/2014	1,322	94,259	—	(a)	—
	2,128	6,382	62.13	02/16/2025	02/17/2015	1,961	139,819	—	(b)	—
	—	10,267	56.43	02/22/2026	02/23/2016	3,056	217,893	—	(c)	—
	—	—	—	—	02/23/2016	8,860	631,718	—	02/23/2020	—
	—	—	—	—	02/18/2014	—	—	5,290	02/18/2017	377,177
	—	—	—	—	02/17/2015	—	—	5,231	02/17/2018	372,970
	—	—	—	—	02/23/2016	—	—	6,114	02/23/2019	435,928
Sean J. Kerins	3,500	—	37.63	11/29/2017	—	—	—	—	—	—
	4,477	—	16.82	02/26/2019	—	—	—	—	—	—
	3,816	—	28.34	02/25/2020	—	—	—	—	—	—
	5,094	—	38.69	02/24/2021	—	—	—	—	—	—
	8,707	—	40.15	02/19/2022	—	—	—	—	—	—
	6,516	2,171	41.56	02/17/2023	02/19/2013	827	58,965	—	2/19/2017	—
	3,522	3,521	56.71	02/17/2024	02/18/2014	1,267	90,337	—	(a)	—
	2,946	8,837	62.13	02/16/2025	02/17/2015	2,715	193,580	—	(b)	—
	—	14,880	56.43	02/22/2026	02/23/2016	4,430	315,859	—	(c)	—
	—	—	—	—	07/30/2014	8,478	604,481	—	07/30/2018	—
	—	—	—	—	02/18/2014	—	—	5,069	02/18/2017	361,420
	—	—	—	—	02/17/2015	—	—	7,243	02/17/2018	516,426
	—	—	—	—	02/23/2016	—	—	8,861	02/23/2019	631,789
(1)

These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award. Each option was granted ten years prior to its expiration date. All of the awards were issued under the Company's LTIP. All of the awards vest in four equal amounts on the first, second, third, and fourth anniversaries of the grant date and have an exercise price equal to the closing market price of the Company's common stock on the grant date.

(2)

These columns reflect the number of unvested restricted shares or units held by each NEO under each award of restricted shares or units and the dollar value of those shares or units based on the closing market price of the Company’s common stock on December 30, 2016.

(3)

These columns show the number of shares or units of Arrow common stock each NEO would receive under each grant of performance shares or units, assuming that the financial targets associated with each award are achieved at 100%, and the dollar value of those shares or units based on the closing market price of the Company’s common stock on December 30, 2016.

45

2017 ANNUAL
PROXY STATEMENT

(4)

With regard to the Stock Awards, the following describes the vesting dates: (i) those awards designated by “(a)” vest in two equal installments on the third and fourth anniversaries of the grant date; (ii) those awards designated by “(b)” vest in three equal installments on the second, third, and fourth anniversaries of the grant date; and (iii) those awards designated by “(c)” vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date.

OPTIONS EXERCISED AND STOCK VESTED IN 2016

The following Table provides information concerning the value realized by each NEO upon the exercise of stock options and the vesting of restricted and performance units during 2016.

The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the executive and the closing market price of the Company’s common stock on the exercise date. The value realized on the vesting of restricted and performance units is based on the number of shares vesting and the closing market price of the Company’s common stock on the vesting date.

Options Exercised and Stock Vested
		Option Awards		Stock Awards
		Number of		Number of
		Shares Acquired	Value Realized	Shares Acquired	Value Realized
		on Exercise	on Exercise	on Vesting	on Vesting
Name	Award Type	(#)	($)	(#)	($)
Michael J. Long	RSUs	—	—	35,958	2,045,051
	2013 PSUs — 3 Yr	—	—	101,057	5,756,207
	Stock Options	—	—	—	—
Christopher D.	RSUs	—	—	4,453	274,102
Stansbury	2013 PSUs — 3 Yr	—	—	—	—
	Stock Options	—	—	—	—
Paul J. Reilly	RSUs	—	—	8,271	470,186
	2013 PSUs — 3 Yr	—	—	33,686	1,918,755
	Stock Options	103,005	2,721,783	—	—
Andrew D. King	RSUs	—	—	1,641	93,138
	2013 PSUs — 3 Yr	—	—	3,684	209,841
	Stock Options	—	—	—	—
Gretchen K. Zech	RSUs	—	—	2,769	157,332
	2013 PSUs — 3 Yr	—	—	10,526	599,561
	Stock Options	—	—	—	—
Sean J. Kerins	RSUs	—	—	3,193	181,267
	2013 PSUs — 3 Yr	—	—	11,578	659,483
	Stock Options	4,000	97,480	—	—

46

2017 ANNUAL
PROXY STATEMENT

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Arrow maintains a non-qualified Supplemental Executive Retirement Plan under which the Company will pay pension benefits to certain employees upon retirement or as result of certain other termination events. As of December 31, 2016, there were nine then-current executives participating in the SERP. The Board determines eligibility and all NEOs who participate. Each of the NEOs participates in the SERP.

The typical gross SERP benefit is calculated by multiplying 2.5% of final average compensation (salary plus targeted incentive compensation) by the participant’s years of credited service (SERP participation) up to a maximum of 18 years. Final average compensation is ordinarily the highest average of any three years during the participant’s final five years of service. The gross benefit is reduced by the value of hypothetical defined contribution plan contributions and 50% of Social Security.

Subject to an alternative election, the normal form of benefits provided under the SERP is a single life annuity with 60 monthly payments guaranteed. Assuming continued employment through normal retirement age (generally age 60) and pay continuing at 2016 levels, Messrs. Long, Stansbury, Reilly, King, Ms. Zech and Mr. Kerins would receive estimated annual SERP payments of $1,204,389, $208,098, $551,087, $148,826, $357,982, and $165,838, respectively. In addition, each NEO is eligible for early retirement in the event that such NEO reaches the age of 55 and the combined years of age and service equals at least 72. Mr. Long is eligible for early retirement. If he elected to retire early under the SERP as of December 31, 2016, he would receive estimated annual payments of $1,074,973.

The years of credited service for each of the NEOs and the present value of their respective accumulated benefits as of December 31, 2016 are set out on the following Table. None of the NEOs received any payments under the SERP in or with respect to 2016. The present value calculation assumes each recipient remains employed until normal retirement age (generally at age 60). The remainder of the assumptions underlying the calculation of the present value of the benefits are discussed in Note 13 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

Pension Benefits
	Number of Years of	Present Value of	Payments During
	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	(#)	($)	($)
Michael J. Long	18.00	18,409,424	—
Christopher D. Stansbury	0.58	—	—
Paul J. Reilly	18.00	8,894,711	—
Andrew D. King	1.00	53,098	—
Gretchen K. Zech	5.08	911,032	—
Sean J. Kerins	2.58	462,562	—

The SERP provides that if a participant’s employment is terminated involuntarily without “cause” or voluntarily for “good reason,” in either case within two years after a “change in control” of the Company, the participant will receive an annual benefit under the SERP upon reaching age 60. The amount of the payment is based on the amount accrued up to the time of the termination. No payments will be made if the participant is not yet age 50 at the time of the “change in control” related termination.

47

2017 ANNUAL
PROXY STATEMENT

Should a participant become disabled before retiring, his or her accrued SERP benefits will generally commence at age 60, subject to reduction for Company-paid disability benefits received for the same payment period.

Benefits under the SERP may terminate, with no further obligation to the recipient, if the participant becomes involved in any way with an entity which competes with Arrow (except for limited ownership of stock in a publicly-traded company).

The present values of the SERP benefits accrued through year-end by the NEOs in the event of termination, death, disability, or a change in control of the Company are set forth on the Potential Payouts Upon Termination Table.

DEFERRED COMPENSATION PLANS

The Company maintains an Executive Deferred Compensation Plan (“EDCP”) in which deferred income as well as investment gains on the deferred amounts are nontaxable to the executive until distributed.

A participating executive may defer up to 80% of salary and 100% of incentive compensation. The participant chooses from a selection of mutual funds and other investments in which the deferred amount is then deemed to be invested. Earnings on the amounts deferred are defined by the returns actually obtained by the “deemed investment” and added to the account. The “deemed investment” is used solely for this purpose and the participant has no ownership interest in it. The deferred compensation and the amount earned are general assets of the Company, and the obligation to distribute the amounts according to the participants’ designation is a general obligation of the Company. None of the NEOs participated in the EDCP in 2016.

48

2017 ANNUAL
PROXY STATEMENT

AGREEMENTS AND POTENTIAL PAYOUTS
UPON TERMINATION OR CHANGE IN CONTROL

The Company historically entered into employment agreements and change of control agreements with senior management to establish key elements of employment. In 2013, however, the Company and Compensation Committee terminated all such agreements and implemented a common Severance Policy and a replacement “Executive Change in Control Retention Agreement” for its executives.

SEVERANCE POLICY

Under the current Severance Policy, upon an involuntary termination of employment of any of the NEOs without “cause,” the Company will pay such NEO a pro rata portion of his or her MICP with respect to the year of termination plus his or her base salary and MICP awards (prorated as applicable) for a period of 18 months (24 months for the Chief Executive Officer) (in each case, the “Severance Period”). Salary continuation payments would be made in accordance with the Company’s customary payroll practices. MICP amounts, if any, would be paid on the date they are normally paid to the Company’s then-current executives. Each NEO also would receive continuation of health care benefit coverage at the same level of coverage through the Severance Period or equivalent benefits, as determined in the sole reasonable discretion of the Compensation Committee. The Company will also reimburse the NEO for the cost of outplacement services up to a maximum of $50,000 ($75,000 for the Chief Executive Officer). The Severance Policy imposes an affirmative duty on each NEO to seek substitute employment that is reasonably comparable to such NEO’s employment with the Company in order to mitigate the severance payments and benefits provided under the Severance Policy. The Company can offset certain of those sums earned elsewhere. The Severance Policy is subject to change at the discretion of the Compensation Committee.

As a condition to receiving these benefits, the Severance Policy requires the NEO to execute a general release of claims and a restrictive covenants agreement in favor of the Company. Under the restrictive covenants agreement, the NEO must agree to covenants providing for the confidentiality of the Company’s information, non-competition and non-solicitation of the Company’s employees and customers for a period equal to the relevant Severance Period.

In the case of termination of the NEO’s employment without “cause,” his or her outstanding equity-based awards would continue to vest through the duration of the Severance Period. Equity-based awards that do not vest prior to the end of the Severance Period would be forfeited. Vested stock options would remain exercisable until the earlier of the expiration of the Severance Period or the expiration date as provided in the applicable award agreement.

In the event of death or disability of an NEO, all of his or her unvested equity-based awards would vest as of the date of death or disability. Vested stock options would remain exercisable until the expiration date of such stock option, as provided in the applicable award agreement. Also, any shares to which an NEO is entitled by reason of a vested PSU would be delivered within thirty days following the date of his or her death or disability.

49

2017 ANNUAL
PROXY STATEMENT

PARTICIPATION AGREEMENTS

In connection with the Severance Policy, each NEO who consented to the early termination of his or her employment and change of control agreements in 2013 was eligible to enter into a Participation Agreement with the Company. Under the Participation Agreement, the Company: (i) is prohibited from modifying or amending certain terms of the Severance Policy as they relate to that NEO and (ii) will provide severance benefits upon termination for “good reason” at a benefit level equal to that provided under the Severance Policy upon an involuntary termination of employment without “cause” of such NEO. Mr. Long and Ms. Zech are the only current NEOs who signed Participation Agreements. The Company does not expect to enter into any such Participation Agreements in the future.

CHANGE IN CONTROL RETENTION AGREEMENTS

Each of the NEOs is a party to a Change in Control Retention Agreement. The purpose of the Change in Control Retention Agreements is to provide the NEOs with certain compensation and benefits in the event of an involuntary termination of employment without “cause” or resignation for “good reason,” in either case within 24 months following a “change in control.” If an NEO receives benefits under his or her Change in Control Retention Agreement, he or she will not receive severance payments under the Severance Policy or Participation Agreement (if applicable).

Under the Change in Control Retention Agreements, the NEOs are eligible for compensation and benefits if, within two years following a “change in control date,” the NEO’s employment is terminated without “cause” by the Company or for “good reason” by the executive, each as defined in the Change in Control Retention Agreement. In such event, the terminated NEO is entitled to receive a lump sum cash payment in the aggregate of the following amounts: (i) all unpaid base salary, earned vacation, and earned but unpaid benefits and awards through the date of termination; (ii) three times (for the Chief Executive Officer) or two times (for all other NEOs) the sum of (a) the greater of such NEO’s annual base salary in effect immediately prior to the change in control date or the date of termination and (b) the greater of such NEO’s target MICP award in effect immediately prior to the change in control date or the date of termination; (iii) a pro rata MICP payment for the calendar year of termination (determined on the basis of actual performance); and (iv) continuation of coverage under the Company’s health care plan for a period not to exceed 24 months (36 months for the Chief Executive Officer).

The estimated payments that the NEOs would receive under their respective Change in Control Retention Agreements are set forth in the Potential Payouts Upon Termination Table. However, the severance payments to the NEOs pursuant to Change in Control Retention Agreements may be limited in certain circumstances. Specifically, the Change in Control Retention Agreements provide that if an amount payable to an NEO would be treated as an “excess parachute payment,” and would therefore reduce the tax deductibility by the Company and result in an excise tax being imposed on the NEO, then the severance payment will be reduced to a level sufficient to avoid these adverse consequences. However, if the severance payment amount payable to the NEO, taking into account the effect of all of the applicable taxes, including the excise tax imposed, would be greater than the amount payable if the amount were reduced as described above, the NEO will receive this greater amount, without consideration for the impact this payment may have on the Company’s tax deductibility of such payment.

The Change in Control Retention Agreement does not affect the rights and benefits to which NEOs are entitled under any of the Company’s equity compensation plans, which such rights and benefits are governed by the terms and conditions of the relevant plans and award agreements.

50

2017 ANNUAL
PROXY STATEMENT

IMPACT OF SECTION 409A OF THE INTERNAL REVENUE CODE

Each of the Change in Control Retention Agreements between the Company and the NEOs has provisions that ensure compliance with Section 409A of the Internal Revenue Code, by deferring any payment due upon termination of employment for up to six months to the extent required by Section 409A of the Internal Revenue Code and adding an interest component to the amount due for the period of deferral (at the then-current six-month Treasury rate).

POTENTIAL PAYOUTS UPON TERMINATION

The following Table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under his or her Change in Control Retention Agreement and the Severance Policy, including the Participation Agreements, as applicable, in the event of the termination of employment under various scenarios, assuming that the termination occurred on December 31, 2016. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this Proxy Statement. Actual amounts that the Company may pay out and the assumptions used in arriving at such amounts can only be determined at the time of such executive’s termination or the change in control and could differ materially from the amounts set forth below.

None of the NEOs is entitled to receive any payment at, following, or in connection with the termination of his employment for cause.

In both the Table below and the Share-Based Award Agreement Terms Related to Post-Employment Scenarios Table which follows it:

>    Death refers to the death of the executive;

>    Disability refers to the executive becoming permanently and totally disabled during the term of employment;

>    Termination Without Cause or Resignation for Good Reason means that the executive is asked to leave the Company for some reason other than “cause” (as defined in the Severance Policy) or the executive voluntarily leaves the Company for “good reason” (as defined in the Participation Agreement, if applicable, which generally includes the Company failing to allow the executive to continue in a then-current or an improved position, or where the executive’s reporting relationship is changed so that he or she no longer reports to the Chief Executive Officer, and as further defined in each applicable Participation Agreement);

>    Change in Control Termination means the occurrence of both a change in control of the Company and the termination of the executive’s employment without “cause” or resignation for “good reason” within two years following the change in control; and

>    Retirement means the executive’s voluntary departure at or after retirement age as defined in one of the Company’s retirement plans (typically, age 60). Each executive is eligible for early retirement in the event that such executive reaches the age of 55 and the combined years of age and service equals at least 72. Messrs. Long and Reilly were eligible for early retirement as of December 31, 2016.

51

2017 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
		Termination Scenario
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Michael J. Long	Severance Payment (2)	—	—	2,300,000	8,550,000	—
	Settlement of MICP Bonus Award	—	—	2,380,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	1,700,000	1,700,000	—
	Settlement of Performance Awards	9,630,206	9,630,206	6,155,543	9,630,206	—
	Settlement of Stock Options	2,700,023	2,700,023	1,933,975	2,700,023	—
	Settlement of Restricted Awards (3)	4,167,271	4,167,271	2,922,088	4,167,271	—
	Accrued Vacation Payout	88,462	88,462	88,462	88,462	88,462
	Management Insurance Benefit	11,400,000	—	—	—	—
	Welfare Benefits Continuation	—	6,491	26,326	39,488	—
	SERP	—	17,927,666	—	17,927,666	17,927,666
	Other	—	—	75,000	—	—
	Total	27,985,962	34,520,119	17,581,393	44,803,116	18,016,128
Christopher D. Stansbury	Severance Payment (2)	—	—	750,000	2,000,000	—
	Settlement of MICP Bonus Award	—	—	525,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	500,000	500,000	—
	Settlement of Performance Awards	421,953	421,953	200,852	421,953	—
	Settlement of Stock Options	243,427	243,427	126,968	243,427	—
	Settlement of Restricted Awards (3)	1,357,552	1,357,552	397,783	1,357,552	—
	Accrued Vacation Payout	38,462	38,462	38,462	38,462	—
	Management Insurance Benefit	4,000,000	—	—	—	—
	Welfare Benefits Continuation	—	6,491	19,744	26,326	—
	SERP	—	—	—	—	—
	Other	—	—	50,000	—	—
	Total	6,061,394	2,067,885	2,608,808	4,587,720	—
Paul J. Reilly	Severance Payment (2)	—	—	1,050,000	2,750,000	—
	Settlement of MICP Bonus Award	—	—	708,750	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	675,000	675,000	—
	Settlement of Performance Awards	2,934,637	2,934,637	1,923,817	2,934,637	—
	Settlement of Stock Options	828,915	828,915	603,879	828,915	—
	Settlement of Restricted Awards (3)	1,272,562	1,272,562	905,154	1,272,562	—
	Accrued Vacation Payout	53,846	53,846	53,846	53,846	53,846
	Management Insurance Benefit	5,500,040	—	—	—	—
	Welfare Benefits Continuation	—	4,410	13,415	17,887	—
	SERP	—	8,882,372	—	8,882,372	8,882,372
	Other	—	—	50,000	—	—
	Total	10,590,000	13,976,743	5,983,861	17,415,219	8,936,218
Andrew D. King	Severance Payment (2)	—	—	750,000	1,800,000	—
	Settlement of MICP Bonus Award	—	—	420,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	400,000	400,000	—
	Settlement of Performance Awards	1,261,654	1,261,654	629,864	1,261,654	—
	Settlement of Stock Options	336,011	336,011	208,870	336,011	—
	Settlement of Restricted Awards (3)	1,163,188	1,163,188	334,183	1,163,188	—
	Accrued Vacation Payout	38,462	38,462	38,462	38,462	—
	Management Insurance Benefit	3,600,000	—	—	—	—
	Welfare Benefits Continuation	—	4,408	13,408	17,877	—
	SERP	—	—	—	52,284	—
	Other	—	—	50,000	—	—
	Total	6,399,315	2,803,723	2,844,786	5,069,476	—

52

2017 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
		Termination Scenario
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Gretchen K. Zech	Severance Payment (2)	—	—	682,500	1,820,000	—
	Settlement of MICP Bonus Award	—	—	477,750	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	455,000	455,000	—
	Settlement of Performance Awards	1,186,076	1,186,076	750,147	1,186,076	—
	Settlement of Stock Options	323,504	323,504	227,664	323,504	—
	Settlement of Restricted Awards (3)	1,137,306	1,137,306	350,083	1,137,306	—
	Accrued Vacation Payout	35,000	35,000	35,000	35,000	—
	Management Insurance Benefit	3,640,000	—	—	—	—
	Welfare Benefits Continuation	—	4,347	13,222	17,630	—
	SERP	—	291,647	—	—	—
	Other	—	—	50,000	—	—
	Total	6,321,885	2,977,880	3,041,367	4,974,515	—
Sean J. Kerins	Severance Payment (2)	—	—	825,000	2,000,000	—
	Settlement of MICP Bonus Award	—	—	472,500	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	450,000	450,000	—
	Settlement of Performance Awards	1,509,635	1,509,635	877,846	1,509,635	—
	Settlement of Stock Options	418,238	418,238	280,599	418,238	—
	Settlement of Restricted Awards (3)	1,263,222	1,263,222	436,356	1,263,222	—
	Accrued Vacation Payout	42,308	42,308	42,308	42,308	—
	Management Insurance Benefit	4,000,000	—	—	—	—
	Welfare Benefits Continuation	—	2,297	6,985	9,314	—
	SERP	—	266,834	—	456,323	—
	Other	—	—	50,000	—	—
	Total	7,233,403	3,502,533	3,441,594	6,149,039	—
(1)

As of December 31, 2016, of the NEOs, only Messrs. Long and Reilly and Ms. Zech were eligible to receive payments if they resigned for “good reason.” The numbers reflected for Messrs. Stansbury, King and Kerins only apply in cases of termination without “cause.”

(2)

The Severance Payment amounts under the “Change in Control Termination” column reflect the anticipated payment that the NEOs would receive under their respective Change in Control Retention Agreements.

(3)

The category “Settlement of Restricted Awards” includes restricted award grants made to the NEOs that were subject to performance criteria that required the Company achieve a net income, as adjusted, greater than zero or they would be canceled.

53

2017 ANNUAL
PROXY STATEMENT

NARRATIVE EXPLANATION OF THE CALCULATION OF AMOUNTS

Had the death, disability, retirement, or a change in control termination of any of the NEOs occurred, all restricted awards, options, and performance awards would have fully vested. The options would remain exercisable for the remainder of their original term.

During 2016, had a termination by the Company without “cause” or, in the cases of Messrs. Long and Reilly and Ms. Zech, resignation of the executive for “good reason” occurred, performance, restricted, and option awards would have vested immediately.

None of the NEOs would have received severance or MICP payments in the event of death, disability, or retirement. Had a termination of any of the NEOs by the Company without “cause” or, with respect to Messrs. Long and Reilly or Ms. Zech, resignation by the executive for “good reason” occurred, the executive would have received his or her base salary and MICP awards (prorated as applicable) for a period of 24 months (for the Chief Executive Officer) or 18 months (for all other NEOs).

Performance awards and restricted awards are valued at the closing market price on December 30, 2016. In-the-money stock options are valued based on the difference between the exercise price of the in-the-money options and the closing market price of the Company’s common stock on December 30, 2016.

54

2017 ANNUAL
PROXY STATEMENT

NON-QUALIFIED STOCK OPTION, RESTRICTED STOCK UNIT, AND PERFORMANCE STOCK UNIT AWARD AGREEMENTS

The various share and share-based awards made to the NEOs are evidenced by written agreements each of which contains provisions addressing alternative termination scenarios. The provisions applicable to NEOs are summarized in the following Table for grants in 2016.

Share-based Award Agreement Terms Related to Post-Employment Scenarios
Termination Scenario
Award Type	Voluntary Resignation	Death or Disability	Termination Without Cause or Resignation for Good Reason (1)	Involuntary Termination for Cause	Involuntary Termination Without Cause Within Two Years Following a Change in Control	Retirement at Normal Retirement Age
Stock Options	Unvested options are forfeited. Vested options remain exercisable for 90 days following termination.	All options vest immediately and remain exercisable until original expiration date (ten years from grant date).

Options with vesting dates falling within the severance period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.  All vested options remain exercisable until the earlier of the expiration of the severance period or the applicable stock option award.

				Vested and unvested options are forfeited.	All options vest immediately, entire award exercisable until original expiration date (ten years from grant date).

Unvested options continue to vest on schedule. Options remain exercisable for the lesser of 7 years from grant date or the remaining term of the option. All options are subject to forfeiture in the event of non-compete violation.

Restricted Awards	Unvested awards are forfeited.	Unvested awards vest immediately.

Awards with vesting dates falling within the severance period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	Unvested awards vest immediately.	Vesting continues on schedule, subject to forfeiture in the event of non-compete violation.

Performance Awards	Unvested awards are forfeited.	If performance cycle has ended, any remaining unvested awards vest immediately. If performance cycle has not ended, the target number of awards vest immediately.

Awards with vesting dates falling within the severance period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	If performance cycle has ended, any remaining unvested awards vest immediately. If performance cycle has not ended, the target number of awards vest immediately.	Vesting continues on schedule (based on performance during performance cycle), subject to forfeiture in the event of non-compete violation.
(1)

Of the current NEOs, only Mr. Long and Ms. Zech are eligible for the rights described if they resign for “good reason.” The rights described in this column apply to Messrs. Stansbury, King, and Kerins only if terminated without “cause.”

55

2017 ANNUAL
PROXY STATEMENT

RELATED PERSON TRANSACTIONS

The Company has a variety of policies and procedures for the identification and review of related person transactions.

Arrow’s Worldwide Code of Business Conduct and Ethics (the “Code”) prohibits employees, officers, and directors from entering into transactions that present a conflict of interest absent a specific waiver. A conflict of interest arises when an employee’s private interests either conflict or appear to conflict with Arrow’s interest. The Code also requires that any such transaction, which may become known to any employee, officer, or director, be properly reported to the Company. Any conflict of interest disclosed under the Code requires a waiver from senior management. If the conflict of interest involves senior management, a waiver from the Board is required. Any such waiver would be disclosed on the Company’s website.

A “related person transaction,” as defined under SEC rules, generally includes any transaction, arrangement, or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is, or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, director nominees, and shareholders owning more than five percent of the Company’s outstanding stock. “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing a household with any such director, nominee, executive officer, or five percent shareholder.

As part of the process related to the financial close of each quarter, the Company distributes a disclosure checklist to management of each operating unit and financial function around the world, which seeks to ensure complete and accurate financial disclosure. One part of the checklist seeks to identify any related person transactions. Any previously undisclosed transaction is initially reviewed by: (i) the Company’s disclosure committee to determine whether the transaction should be disclosed in the Company’s SEC filings; and (ii) senior management of the Company, including the General Counsel and the Chief Financial Officer, for consideration of the appropriateness of the transaction. If such transaction involves members of senior management, it is elevated to the Board for review.

In addition, the Company’s corporate governance guidelines specify the standards for independence of directors. Any related person transaction involving a director requires the review and approval of the Board.

Transactions involving members of senior management or a director require the review and approval of the Board. Further, the Audit Committee reviews and approves all related person transactions required to be disclosed pursuant to SEC Regulation S-K. In the course of its review of related person transactions, the senior management of the Company or the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party. The manager or director involved in the transaction will not participate in the review or approval of such transaction.

The Company’s Law Department, together with the Corporate Controller’s Department, is responsible for monitoring compliance with these policies and procedures.

56

2017 ANNUAL
PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Arrow’s directors, executive officers, and persons who own more than ten percent of a registered class of Arrow’s equity securities to file reports of ownership and changes in ownership with the SEC. To facilitate compliance with Section 16(a) by Arrow’s directors and executive officers, the Company’s employees generally prepare these reports on the basis of information obtained from each director and executive officer. To the Company’s knowledge, based solely on a review of the reports Arrow filed on behalf of its directors and executive officers, written representations from these persons that no other reports were required, and all Section 16(a) reports provided to the Company, the Company believes that during the fiscal year ended December 31, 2016, all Section 16(a) filings were timely filed with the exception of five amended Form 4 reports (one each for Messrs. Hanson, Kerin, Patrick, and Perry for incorrectly reporting the number of derivative securities beneficially owned, which in each case, the initial filings were one day late, and one for Ms. Zech for reporting certain RSUs that had previously been disclosed in a Form 3 report).

57

2017 ANNUAL
PROXY STATEMENT

AVAILABILITY OF MORE INFORMATION

Arrow’s corporate governance guidelines, the Corporate Governance Committee charter, the Audit Committee charter, the Compensation Committee charter, the Company’s Worldwide Code of Business Conduct and Ethics, and the Finance Code of Ethics can be found at the “Leadership & Governance” sublink of investor.arrow.com. Hard copies are available in print to any shareholder who requests them. The Company’s transfer agent and registrar is Wells Fargo Bank N.A. (Wells Fargo Shareowner Services), 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

Shareholders and other interested parties who wish to communicate with the members of the Board may do so by submitting such communication to Arrow’s Secretary, Gregory Tarpinian, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, CO 80112. Arrow’s Secretary will present any such communication to the directors.

58

2017 ANNUAL
PROXY STATEMENT

MULTIPLE SHAREHOLDERS
WITH THE SAME ADDRESS

The Company will deliver promptly upon request a separate copy of the Notice and/or the Proxy Statement and Annual Report to any shareholder at a shared address to which a single copy of these materials were delivered. To receive a separate copy of these materials, you may contact the Company’s Investor Relations Department either by mail at 9201 East Dry Creek Road, Centennial, CO 80112, by telephone at 303-824-4544, or by email at investor@arrow.com.

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Notice and/or the Proxy Statement and Annual Report to multiple shareholders who share the same address and have the same last name, unless the Company received instructions to the contrary from an affected shareholder. This procedure reduces printing costs, mailing costs, and fees.

If you are a holder of the Company’s common stock as of the Record Date and would like to revoke your householding consent and receive a separate copy of the Notice and/or the Proxy Statement and the Annual Report in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record sharing the same address and currently receiving multiple copies of the Notice, the Annual Report, and the Proxy Statement, who wish to receive only one copy of these materials per household in the future, may contact the Company’s Investor Relations Department at the address, telephone number, or e-mail listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

59

2017 ANNUAL
PROXY STATEMENT

SUBMISSION OF SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at Arrow’s Annual Meeting to be held in 2018 and seeks to have the proposal included in Arrow’s Proxy Statement relating to that Annual Meeting, pursuant to Rule 14a‑8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on November 30, 2017.

Arrow’s bylaws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at Arrow’s Annual Meeting to be held in 2018 which are not included in the Company’s Proxy Statement for that Annual Meeting. Under the bylaws, subject to certain exceptions, nominations for director or other business proposals to be addressed at the Company’s next Annual Meeting may be made by a shareholder entitled to vote who has delivered a notice to the Secretary of Arrow no later than the close of business on March 12, 2018 and not earlier than February 9, 2018. The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

By Order of the Board of Directors,

Gregory Tarpinian Secretary

60

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2017. For those who hold shares under Arrow's 401(k) Plan, voting ends at 11:59 P.M. Eastern Time on May 8, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ARROW ELECTRONICS, INC. 9201 EAST DRY CREEK ROAD CENTENNIAL, CO 80112 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2017. For those who hold shares under Arrow's 401(k) Plan, voting ends at 11:59 P.M. Eastern Time on May 8, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E19184-P87287 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARROW ELECTRONICS, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Barry W. Perry06) M.F. (Fran) Keeth 02) Philip K. Asherman 07) Andrew C. Kerin 03) Gail E. Hamilton 04) John N. Hanson 05) Richard S. Hill 08) Michael J. Long 09) Stephen C. Patrick The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as Arrow's independent registered public accounting firm for the fiscal year ending December 31, 2017. 3. To approve, by non-binding vote, executive compensation. The Board of Directors recommends you vote for 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain ! ! ! ! 4. To recommend, by non-binding vote, the frequency of executive compensation votes. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. ! If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Internet or telephone voting for those who hold shares under Arrow's 401(k) Plan is available through 11:59 PM Eastern Time on Monday, May 8, 2017. For all other shareholders, Internet or telephone voting is available through 11:59 PM Eastern Time on Wednesday, May 10, 2017. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do NOT need to mail your proxy card. You can also view the Arrow Annual Report and Proxy Statement on the Internet at: www.arrow.com/annualreport2016 and at www.proxyvote.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Proxy Statement and Annual Report are available at www.proxyvote.com. E19185-P87287 ARROW ELECTRONICS, INC. PROXY for Annual Meeting of Shareholders, May 11, 2017 This Proxy is Solicited by the Board of Directors The undersigned hereby appoints Michael J. Long, Gregory Tarpinian, and Christopher Stansbury, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 11, 2017, at 9:00 a.m. Mountain Time, at The Ritz-Carlton, 1881 Curtis Street, Denver, CO 80202 or any adjournments thereof, as set forth on the reverse hereof. This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, it will be voted for the directors and the proposals, and otherwise in accordance with management's discretion. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Please Return This Proxy Promptly in the Enclosed Envelope V.1.1 Address Changes/Comments: